Exhibit 10.8

BUSINESS CORPORATIONS ACT

BRITISH COLUMBIA

ARTICLES

TELESAT CORPORATION

BUSINESS CORPORATIONS ACT
BRITISH COLUMBIA

ARTICLES

TELESAT CORPORATION

I N D E X

ARTICLES

Company Name:	Telesat Corporation

Translations of Company Name	n/a

Incorporation Number:	BC1270976

Part 1
INTERPRETATION

Definitions

1.1	In these Articles, unless the context otherwise requires:

(a)	“2024 Meeting” means the Company’s annual meeting of shareholders held in calendar year 2024; provided, however, that, if the date of such 2024 annual meeting is more than thirty (30) days prior to the one (1) year anniversary of the annual meeting of shareholders held in calendar year 2023, “2024 Meeting” shall instead mean the Company’s annual meeting of shareholders held in calendar year 2025.

(b)	“5% Holder” means, with respect to a Person, that such Person, together with its affiliates, beneficially owns Share Equivalents representing five percent (5%) or more of the Fully Diluted Common Shares.

(c)	“5% Voter” has the meaning ascribed to such term in Article 28.5.

(d)	“Agent” means a person appointed to act on behalf of another.

(e)	“Applicable Securities Laws” means (i) the applicable securities legislation of each relevant province and territory of Canada, as amended from time to time, the rules, the regulations and forms made or promulgated under any such statute and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commission and similarly regulatory authority of each province and territory of Canada and (ii) the applicable United States federal and state securities laws, including without limitation, the United States Securities Act of 1933, the United States Securities Exchange Act of 1934, each as amended from time to time, and the rules and regulations promulgated thereunder.

(f)	“Audit Committee” means the audit committee of the board.

(g)	“Beneficial Ownership” and “beneficially own” and similar terms have the meaning set forth in Rule 13d-3 under the United States Securities Exchange Act of 1934.

(h)	“board” and “directors” mean the directors of the Company for the time being.

(i)	“Business Corporations Act” means the Business Corporations Act (British Columbia) from time to time in force and includes amendments thereto, and all regulations made pursuant thereto.

(j)	“Canada Evidence Act” means the Canada Evidence Act, R.S.C. (1985), c. C-5 from time to time in force and includes amendments thereto, and all regulations made pursuant thereto.

(k)	“Canadian” has the meaning ascribed to such term in the Investment Canada Act.

(l)	“CbyC Director” means a director who both (i) is Canadian, and (ii) was nominated for election by either: (x) the Nominating Committee, if comprised of a majority of Canadian directors, (y) a Designator who is Canadian, or (z) a shareholder who is Canadian. For the avoidance of doubt, Contractual Designees nominated by the Polaris Designator shall qualify as CbyC Directors pursuant to either subclauses (y) or (z) of this definition.

(m)	“Change of Control” means (i) any person who, together with its affiliates and associates, acquires Beneficial Ownership of at least a majority of the Fully Diluted Common Shares, including by way of any arrangement, amalgamation, merger, consolidation, combination or acquisition of the Company with, by or into another corporation, entity or person in one or more related transactions, or (ii) the sale of all or substantially all of the assets of the Company to a third party.

(n)	“Class A Common Shares” means the Class A Voting Shares Without Par Value in the capital of the Company.[1]

(o)	“Class A Holder Votes” has the meaning ascribed to such term in the Partnership Agreement.

(p)	“Class A Preferred Shares” means the Class A Preferred Shares Without Par Value in the capital of the Company.

(q)	“Class A Special Voting Share” means the Class A Special Voting Share Without Par Value in the capital of the Company.

(r)	“Class A Units” means the Class A exchangeable limited partnership units of the Partnership.

(s)	“Class B Common Shares” means the Class B Voting Shares Without Par Value in the capital of the Company.[2]

1      Note to Draft: It is agreed by all parties that the name of such Class of shares may be changed by agreement of Leo, Polaris and Transit prior to the closing of the Integration.

2      Note to Draft: It is agreed by all parties that the name of such Class of shares may be changed by agreement of Leo, Polaris and Transit prior to the closing of the Integration.

(t)	“Class B Special Voting Share” means the Class B Special Voting Share Without Par Value in the capital of the Company.

(u)	“Class B Units” means the Class B exchangeable limited partnership units of the Partnership.

(v)	“Class C Common Shares” means the Class C Fully Voting Shares and the Class C Limited Voting Shares.

(w)	“Class C Fully Voting Shares” means the Class C Fully Voting Shares Without Par Value in the capital of the Company.

(x)	“Class C Limited Voting Shares” means the Class C Limited Voting Shares Without Par Value in the capital of the Company.

(y)	“Class C Special Voting Share” means the Class C Special Voting Share Without Par Value in the capital of the Company.

(z)	“Class C Units” means the Class C exchangeable limited partnership units of the Partnership.

(aa)	“Common Shares” means the Class A Common Shares, the Class B Common Shares and the Class C Common Shares of the Company.

(bb)	“Company” means Telesat Corporation.

(cc)	“Compensation Committee” means the compensation committee of the board.

(dd)	“Contractual Designee” has the meaning ascribed to such term in Article 10.1.

(ee)	“CSA” means the securities commissions and similar regulatory authorities in all of the provinces and territories in Canada.

(ff)	“Declaration” has the meaning ascribed to such term in Article 30.3.

(gg)	“Depository” means Caisse canadienne de dépôt de valeurs Limitée / Canadian Depository for Securities Limited or any other person acting as an intermediary for the payment or delivery of securities in respect of securities transactions and providing centralized services for the compensation of securities transactions or providing centralized services as a depositary in respect of the compensation of securities transactions.

(hh)	“Designated Securities Exchange” means any of (i) the New York Stock Exchange, Nasdaq, the Toronto Stock Exchange, the London Stock Exchange, the Luxembourg Stock Exchange, the Hong Kong Stock Exchange, Japan Exchange Group, Shanghai Stock Exchange, Euronext, Deutsche Börse, or any of their respective successors, or (ii) any other internationally recognized securities exchange that (x) provides investors with liquidity and (y) has listing and governance standards, in each case, comparable to the foregoing exchanges as determined by the Board in good faith.

(ii)	“Designator” means either (i) Polaris or its affiliates, or (ii) Meteor or its affiliates, as applicable, in each case as provided under an investor rights agreement between such Designator and the Company.

(jj)	“Designator Assignee” has the meaning ascribed to such term in Article 10.1.

(kk)	“Director Indemnitee” has the meaning ascribed to such term in Article 15.4(b).

(ll)	“Exchangeable Units” means the Class A Units, the Class B Units and the Class C Units.

(mm)	“Exchangeable Unit Terms” means the rights, privileges, restrictions and conditions attaching to the Exchangeable Units.

(nn)	“Foreign Action” has the meaning ascribed to such term in Article 22.1.

(oo)	“Fully Diluted Common Shares” means as of any date, without duplication, a number of Common Shares equal to the sum of (a) the number of Common Shares issued and outstanding as of such date, (b) the number of Common Shares for or into which the issued and outstanding Exchangeable Units as of such date are exchangeable or convertible, whether or not then convertible or exchangeable, and (c) the number of Common Shares for or into which any right or security (other than an unvested right or security) that is as of such date exercisable for, convertible into or exchangeable for Common Shares is exercisable for, convertible into or exchangeable for upon exercise, conversion or exchange, with the number of such Common Shares for or into which any such right or security is exercisable for, convertible into or exchangeable for upon such exercise, conversion or exchange calculated in accordance with the treasury stock method, as reasonably determined by the Company consistent with its past practice (or, prior to such past practice being established, the past practice of Transit).

(pp)	“Golden Share” means the Golden Share Without Par Value in the capital of the Company.

(qq)	“Golden Share Additional Votes” has the meaning ascribed to such term in Article 24.3.

(rr)	“Golden Share Canadian Votes” has the meaning ascribed to such term in Article 28.3(b).

(ss)	“Golden Share Redemption Notice” has the meaning ascribed to such term in Article 28.7.

(tt)	“Golden Share Redemption Price” means $1.00.

(uu)	“Golden Share Voting Rights” has the meaning ascribed to such term in Article 28.3.

(vv)	“Good Cause” means any one or more of the following factors, as applicable, which the determining group as specified herein reasonably determines, taken alone or in combination, would make it inadvisable for a person to serve on the board:

(A)	conduct by such person involving a felony (in the United States) or an indictable offense (in Canada);

(B)	non-criminal conduct by such person occurring in the past five (5) years involving material acts of dishonesty, fraud or similar circumstances;

(C)	material misconduct by such person occurring in the past five (5) years in the performance of such person’s duties as a past or current director (or similar role) of the Company or any other company on whose board of directors (or similar body) such person serves or served;

(D)	the ineligibility of such person to serve on the board due to applicable Legal Requirements; or

(E)	a material violation or alleged material violation by such person of any: (A) securities laws, rules or regulations promulgated thereunder or similar Legal Requirements (whether federal, state, provincial, local or foreign, including the Applicable Securities Laws); or (B) Legal Requirement applicable (or that would be applicable) to such person in his or her capacity as a director or associate of the Company, in each case, for which enforcement proceedings have been brought by any member of the CSA, the United States Securities and Exchange Commission or any other relevant Governmental Body and such proceedings have not been withdrawn or dismissed without a finding or admission of culpability against such person.

(ww)	“Governmental Authorization” means any: (i) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification, or authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (ii) right under any contract with any Governmental Body.

(xx)	“Governmental Body” means any: (i) nation, state, commonwealth, province, territory, county, municipality, district, or other jurisdiction of any nature; (ii) federal, state, provincial, territorial, local, municipal, foreign, or other government; or (iii) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body, or entity and any court or other tribunal).

(yy)	“Independent Audit Committee Director” means a director who (i) satisfies the independence requirements of the applicable U.S. and/or Canadian securities exchanges on which the Common Shares are listed, (ii) is “independent” of the Company within the meaning of National Instrument 52-110 - Audit Committees of the CSA and (iii) is “independent” of the Company within the meaning of Section 10A(m)(3)(B) of the United States Securities Exchange Act of 1934.

(zz)	“Interpretation Act” means the Interpretation Act (British Columbia) from time to time in force and includes amendments thereto, and all regulations made pursuant thereto.

(aaa)	“Legal Requirement” means any federal, state, provincial, territorial, local, municipal, foreign, or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling, or requirement issued, enacted, adopted, promulgated, implemented, or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of any stock exchange on which any of the Common Shares are then listed).

(bbb)	“meeting of shareholders” for the purposes of PART 21 of these Articles, means an annual meeting of shareholders of the Company or a special meeting of shareholders of the Company.

(ccc)	“Meteor” means Meteor Fund Management LLC.

(ddd)	“Meteor Designators” has the meaning ascribed to such term in Article 10.2(a)(ii).

(eee)	“Nominating Committee” means the nominating committee of the board.

(fff)	“Nominating Shareholder” has the meaning ascribed to such term in Article 21.1(c).

(ggg)	“Non-Canadian” means a person who is not Canadian.

(hhh)	“Non-Canadian Principal Shareholder” has the meaning ascribed to such term in Article 24.2.

(iii)	“Non-Canadian Voting Limitation” has the meaning ascribed to such term in Article 24.2.

(jjj)	“Notice Date” has the meaning ascribed to such term in Article 21.3(a).

(kkk)	“Other Investments” has the meaning ascribed to such term in Article 15.6(a)(i).

(lll)	“Participant” means a holder of Voting Shares or the Agent of such holder registered with the Depository.

(mmm)	“Partnership” means Topco Partnership LP.

(nnn)	“Partnership Agreement” means the Amended and Restated Limited Partnership Agreement of the Partnership, to be dated as of the date hereof, by and among the Company, Polaris Sub, each other limited partner admitted to the partnership in accordance with the terms thereof and, solely for purposes of Section 3.21 thereof, Polaris.

(ooo)	“Passive Holder” means any holder of Common Shares that is entitled to report its ownership interest in the Company for purposes of U.S. federal securities laws on (i) Form 13F or (ii) Schedule 13G pursuant to Rule 13d-1(b) or Rule 13d-1(c) promulgated under the United States Securities Exchange Act of 1934.

(ppp)	“Polaris” means Public Sector Pension Investment Board, a Canadian Crown corporation incorporated under the laws of Canada.

(qqq)	“Polaris Designators” has the meaning ascribed to such term in Article 10.2(a)(i).

(rrr)	“Polaris Sub” means Red Isle Private Investments Inc., a subsidiary of Polaris.

(sss)	“Proposed Nominee” has the meaning ascribed to such term in Article 21.4(a).

(ttt)	“Proposing Shareholder” has the meaning ascribed to such term in Article 21.1(b).

(uuu)	“public announcement” means disclosure (i) in a press release disseminated by the Company through a national news service in the United States and Canada; or (ii) in a document filed by the Company for public access under its profile on the System of Electronic Document Analysis and Retrieval at www.sedar.com or under its profile on the Electronic Data Gathering and Retrieval system available on the United States Securities and Exchange Commission’s website at www.sec.gov.

(vvv)	“Registration System” means the services offered by the Depository.

(www)	“Related Parties” has the meaning ascribed to such term in Article 15.6(a).

(xxx)	“Renounced Business Opportunities” has the meaning ascribed to such term in Article 15.6(b).

(yyy)	“Requisitioning Shareholder” has the meaning ascribed to such term in Article 21.1(b).

(zzz)	“Second Tabulation Matter” has the meaning ascribed to such term in Article 24.5.

(aaaa)	“Second Tabulation Resolution” has the meaning ascribed to such term in Article 24.4.

(bbbb)	“Secondary Indemnitors” has the meaning ascribed to such term in Article 15.4(b).

(cccc)	“Share Equivalents” (i) the Common Shares, (ii) the Exchangeable Units and (iii) any right or security that is exercisable for, convertible into or exchangeable for Common Shares.

(dddd)	“shareholder” means a shareholder of the Company.

(eeee)	“Short Interest” has the meaning ascribed to such term in Article 21.4(b)(viii).

(ffff)	“Special Board Date” means the date that the number of (a) Contractual Designees permitted to be nominated by the Polaris Designators pursuant to the investor rights agreement between the Polaris Designators and the Company plus (b) the Contractual Designees permitted to be nominated by the Meteor Designators pursuant to the investor rights agreement between the Meteor Designators and the Company collectively constitutes, in the aggregate, less than 50% of the number of directors of the Company (as such number is determined in accordance with Article 10.3, without taking into account any vacancies on the board).

(gggg)	“Special Nomination Termination Date” means the earlier of: (i) the 2024 Meeting and (ii) the Special Board Date.

(hhhh)	“Special Voting Redemption Price” means $33.33 per Special Voting Share.

(iiii)	“Special Voting Shares” means the Class A Special Voting Share, the Class B Special Voting Share and the Class C Special Voting Share.

(jjjj)	“Specially Designated Director” means a person who:

(A)	is designated as a director pursuant to Article 10.2(a)(iii),

(B)	meets the criteria for an Independent Audit Committee Director,

(C)	is not an affiliate or associate of a Designator or a Designator Assignee (or their respective affiliates),

(D)	together with such person’s immediate family and affiliates, has not received compensation or payments from a Designator or a Designator Assignee (or any of their respective affiliates) in any of the past three (3) years in an amount in excess of US$120,000 per annum, excluding for these purposes any directors fees, and

(E)	is Canadian.

(kkkk)	“Successor Entity” has the meaning ascribed to such term in Article 23.2.

(llll)	“Successor Securities” has the meaning ascribed to such term in Article 23.2.

(mmmm)	“Super Voting Redemption Notice” has the meaning ascribed to such term in Article 27.7.

(nnnn)	“Super Voting Redemption Price” means $1.00 per Super Voting Share.

(oooo)	“Super Voting Shares” means the Super Voting Shares Without Par Value in the capital of the Company.

(pppp)	“Tabulation Agent” means a person designated by the Company, in writing, as its agent to perform the administrative tasks of (1) collecting and tabulating instructions from the holders of Exchangeable Units for the purpose of instructing the Trustee as to the exercise of the voting rights with respect to the Special Voting Shares pursuant to the terms of these Articles, the Partnership Agreement and the Voting Agreement, and (2) collecting and tabulating the votes of the Common Shares and/or instructions from the holders of Exchangeable Units pursuant to the terms of the Partnership Agreement for the purpose of instructing the Trustee as to the exercise of the voting rights attached to the Golden Share pursuant to the terms of these Articles and the Voting Agreement. For the avoidance of doubt, the Company shall retain liability as principal for the acts of the Tabulation Agent.

(qqqq)	“these Articles” means the articles of the Company from time to time and all amendments thereto, and the words “herein”, “hereto”, “hereby”, “hereunder”, “hereof” and similar words refer to these Articles as so defined and not to any particular Part, article or other subdivision of these Articles.

(rrrr)	“Timely Notice” has the meaning ascribed to such term in Article 21.3.

(ssss)	“Transfer Agent” means Computershare Trust Company of Canada or any other corporation or other entity designated by the board to act as Transfer Agent of the Company.

(tttt)	“Transit” shall mean Telesat Canada, a corporation incorporated under the laws of Canada.

(uuuu)	“trustee”, in relation to a shareholder, means the personal or other legal representative of the shareholder, and includes a trustee in bankruptcy of the shareholder.

(vvvv)	“Trustee” means the trustee of the Trust as determined from time to time in accordance with the trust agreement made as of the date hereof.

(wwww)	“Unwind Transaction” means, collectively, (i) the conversion of all of the Class B Common Shares into Class A Common Shares and (ii) the other transactions, events and occurrences specified in these Articles to occur upon an Unwind Trigger, including the redemption of the Golden Share and the Special Voting Shares and the expiration of the provisions in PART 24.

(xxxx)	“Unwind Trigger” means the occurrence of the events set forth in both clauses (i) and (ii):

(i)	the occurrence of either one of the following:

(A)	the election of the Company (which election, until the Special Board Date, must be made with the approval of the majority of the Specially Designated Directors then in office) to effect the Unwind Transaction, if: (A) no person who is not Canadian, or any voting group comprised of any persons who are not Canadians, in each case, beneficially owns or controls, directly or indirectly, one-third or more of the Fully Diluted Common Shares; (B) the Company becomes widely held, such that at least 70% of the Fully Diluted Common Shares are held by holders that (1) do not beneficially own or control, directly or indirectly (and are not members of any group that beneficially owns or controls, directly or indirectly), 10% or more of the Fully Diluted Common Shares, collectively, or (2) are Passive Holders; and (C) a majority of the members of the board remain Canadian at the time of the Unwind Transaction; or

(B)	a Change of Control; and

(ii)	both (1) the absence of any determination by the board that the Unwind Transaction would constitute a breach of, or result in an acceleration of the performance of any obligation under, any material agreement of the Company, in each case, within 60 days of the chair of the board receiving written notice from the Company of the occurrence of either event set forth in (i) above; provided, however, that in the event of the occurrence of a Change of Control, the fact that such occurrence could be deemed as a change of control under the Company’s outstanding indebtedness or other material agreements shall be excluded for purposes of this subclause (1) if such indebtedness is refinanced or intended to be refinanced in connection with the occurrence of such Change of Control; and (2) receipt by the Company of all required Governmental Authorizations for the Unwind Transaction.

(yyyy)	“U.S.” means the United States of America.

(zzzz)	“Voting Agreement” means the Voting Agreement dated the date hereof between the Partnership, the Company and the Trustee.

(aaaaa)	“Voting Share” means any Common Shares or Exchangeable Units that have the right to, directly or indirectly, cast a vote at an annual or other meeting of shareholders of the Company in favor of election of directors of the Company.

Interpretation

1.2	For purposes of these Articles, a person is an “affiliate” of another person if:

(a)	one of them is the subsidiary of the other, or

(b)	each of them is controlled by the same person.

1.3	For purposes of these Articles, a person is a “subsidiary” of another person if

(a)	it is controlled by (i) that other person, (ii) that other person and one or more persons controlled by that other person or (iii) two or more persons controlled by that other person, or

(b)	it is a subsidiary of a subsidiary of that other person.

1.4	For purposes of these Articles, a person (first person) is considered an “associate” of another person (second person) only if:

(a)	the second person beneficially owns, directly or indirectly, voting securities carrying more than 10 per cent of the voting rights attached to all voting securities of the first person for the time being outstanding,

(b)	the first person beneficially owns, directly or indirectly, voting securities carrying more than 10 per cent of the voting rights attached to all voting securities of the second person for the time being outstanding,

(c)	the first person is a partner (other than a limited partner) of the second person,

(d)	with respect to a second person that is a trust or an estate, the first person either has a substantial beneficial interest serves as trustee or in a similar capacity,

(e)	the first person is a relative of the second person who resides in the same home as the second person,

(f)	the first person resides in the same home as the second person and is married to the second person or is living with the second person in a conjugal relationship outside marriage,

(g)	the first person is a relative of the first person mentioned in clause (f) and has the same home as the second person, or

(h)	the first person is a director, officer or employee of the second person or any of the second person’s affiliates or associates.

1.5	For purposes of these Articles, a person (first person) is considered to “control” another person (second person) only if:

(a)	the first person beneficially owns, or directly or indirectly exercises control or direction over, securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors (or comparable body) of the second person, unless that first person holds the voting securities only to secure an obligation,

(b)	the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests of the partnership,

(c)	the second person is a limited partnership and the general partner of the limited partnership is the first person, or

(d)	the first person is a trustee of the second person.

1.6	For purposes of these Articles, references to any agreement defined or referred to herein refer to such agreement as amended, restated, supplemented, renewed, replaced or otherwise modified from time to time, unless otherwise specified.

Application of Business Corporations Act Definitions

1.7	Except as otherwise set out in these Articles, the definitions in the Business Corporations Act apply to these Articles.

Application of Interpretation Act

1.8	The Interpretation Act applies to the interpretation of these Articles as if these Articles were an enactment.

Conflict

1.9	If there is a conflict between a definition or rule in the Business Corporations Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition or rule in the Business Corporations Act will prevail.

Severability of Invalid Provisions

1.10	The invalidity or unenforceability of any provision of these Articles will not affect the validity or enforceability of the remaining provisions of these Articles.

Effect of Omissions and Errors in Notices

1.11	The accidental omission to send notice of any meeting of shareholders to any person entitled to notice or the non-receipt of any notice by any of the persons entitled to notice or any error in any notice not affecting its substance will not invalidate any action or proceeding taken at that meeting or otherwise founded on the notice.

Signing

1.12	Expressions referring to signing shall be construed as including facsimile signatures and the receipt of messages by telecopy or electronic mail or any other method of transmitting writing and indicating thereon that the requisite instrument is signed, notwithstanding that no actual original or copy of an original signature appears thereon.

Part 2
ALTERATIONS

No Interference with Class or Series Rights without Consent

2.1	In addition to any consent or approval required by any Legal Requirement or by any provision of these Articles, a right or special right attached to issued shares must not be prejudiced or interfered with under the Business Corporations Act or under the Notice of Articles or these Articles unless the shareholders holding shares of the class or series of shares to which the right or special right is attached consent by a special separate resolution of those shareholders.

2.2	Subject to: (i) Article 2.1, (ii) PART 23, (iii) the special rights or restrictions attached to any class or series of shares, (iv) the Business Corporations Act, and (v) any applicable restrictions in any investor rights agreement between a Designator and the Company, the Company may:

(a)	by special resolution, make any alteration to the Notice of Articles and these Articles as permitted by the Business Corporations Act; or

(b)	by directors’ resolution or special resolution, subdivide or consolidate all or any of its unissued, or fully paid issued, shares and if applicable, alter its Notice of Articles and, if applicable, these Articles accordingly.

Alterations

2.3	Subject to: (i) Article 2.1, (ii) PART 23, (iii) the special rights or restrictions attached to any class or series of shares and (iv) any applicable restrictions in any investor rights agreement between a Designator and the Company, the shareholders may from time to time, by special resolution, make any alteration to the Notice of Articles and these Articles as permitted by the Business Corporations Act.

Change of Name

2.4	The Company may by a directors’ resolution or a special resolution authorize an alteration to its Notice of Articles to change its name.

Part 3
SHARES AND SHARE CERTIFICATES

Sending of Share Certificate

3.1	Any share certificate which a shareholder is entitled to receive may be sent to the shareholder by mail and neither the Company nor any agent of the Company is liable for any loss to the shareholder arising as a result of the accidental omission to send any share certificate or non-receipt of any share certificate so sent.

Joint Ownership

3.2	Where a share is registered in the names of two or more persons, unless the registration on the share certificate specifies otherwise, the share shall, for the purposes of these Articles, be considered to be jointly held by such persons and such persons shall, for the purposes of these Articles, be considered joint holders of such share.

Limit on Registration of Joint Holders

3.3	Except in the case of the trustees of a shareholder, the directors may refuse to register in the central securities register more than three persons as the joint holders of a share.

Delivery of Jointly Held Certificate

3.4	A share certificate for a share registered in the names of two or more persons shall be delivered to that one of them whose name appears first on the central securities register in respect of the share.

Unregistered Interests

3.5	Except as required by law or these Articles, the Company need not recognize or provide for any person’s interests in or rights to a share unless that person is registered as the holder.

Form of Share Certificate

3.6	The board is authorized to adopt and make, from time to time, any amendment to the Company’s share certificate forms required to give effect to the provisions concerning the restrictions on the issue, transfer and ownership of Voting Shares set forth in these Articles.

Part 4
SHARE TRANSFERS

Form of Instrument of Transfer

4.1	The instrument of transfer in respect of any share of the Company will be either in the form on the back of the certificate representing such share or in any other customary form satisfactory to the Company or the transfer agent for the class or series of shares to be transferred.

Effect of Signed Instrument of Transfer

4.2	If a shareholder, or the duly authorized attorney of that shareholder, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer, or, if no number is specified, all the shares represented by share certificates deposited with the instrument of transfer,

(a)	in the name of the person named as transferee in that instrument of transfer; or

(b)	if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the share certificate is deposited for the purpose of having the transfer registered.

Part 5
PURCHASE OF SHARES

Authority to Purchase Shares

5.1	Subject to the special rights and restrictions attached to any class or series of shares, the Company may purchase or otherwise acquire any of its shares if authorized to do so by resolution of the directors.

Part 6
BORROWING POWERS

Powers of the Board

6.1	The board may from time to time at their discretion on behalf of the Company:

(a)	borrow money for the purposes of the Company in the manner and amount, on the security, from the sources and on the terms and conditions that they consider appropriate;

(b)	raise or secure the repayment of any borrowed money, including by the issuance of bonds, perpetual or redeemable, debentures or debenture stock and other debt obligations either outright or as security for any liability or obligation of the Company or any other person;

(c)	guarantee the repayment of money by any other person or the performance of any obligation of any other person; or

(d)	mortgage or charge, whether by way of specific or floating charge, grant a security interest or give other security on the whole or any part of the present and future property and undertaking of the Company, including uncalled capital.

Terms of Debt and Security Instruments

6.2	Any debentures, debenture stock, bonds, mortgages, security interests and other securities may be issued at a discount, premium or otherwise, and with special or other rights or privileges as to redemption, surrender, drawings, allotment of or conversion into shares, attending and voting at a general meeting of the Company, appointment of directors and otherwise as the directors may determine at or prior to the time of issuance.

Part 7
SHAREHOLDER MEETINGS

Calling of Shareholder Meetings

7.1	Meetings of shareholders of the Company shall be held at such time or times as the directors from time to time determine, and at such location or locations as the board, by resolution, may approve.

Electronic Meetings

7.2	The board may determine that a meeting of shareholders shall be held entirely by means of telephone, electronic or other communications facilities that permit all participants to communicate with each other during the meeting. A meeting of shareholders may also be held at which some, but not necessarily all, persons entitled to attend may participate by means of such communications facilities, if the board determines to make them available. A person participating in a meeting by such means is deemed to be present at the meeting.

Notice

7.3	Subject to the provisions of the Business Corporations Act regarding requisitions for general meetings and waiver of notice, the Company will send notice of the date, time and location of a meeting of shareholders to each shareholder entitled to vote at the meeting and to each director at least 21 days before, but no more than 60 days before, the meeting. Notice of an adjourned meeting of shareholders need not be given if the adjourned meeting is held within 14 days of the original meeting. Otherwise, but subject to Article 8.2, notice of adjourned meetings will be given not less than 21 days in advance of the adjourned meeting and otherwise in accordance with this Article 7.3, except that the notice need not specify the nature of the business to be transacted if unchanged from the original meeting.

Special Business

7.4	If a general meeting is to consider special business within the meaning of Article 8.1, the notice of meeting will:

(a)	state the general nature of the special business; and

(b)	if the special business includes presenting, considering, approving, ratifying, adopting or authorizing any document (including, without limitation, any amendment to the Notice of Articles or these Articles) or the signing of or giving of effect to any document or amendment (including, without limitation, any amendment to the Notice of Articles or these Articles), have attached to it, or be accompanied by, a copy of the document.

Board Approval

7.5	Until the Special Board Date, if any matter to be submitted to (a) a shareholder vote and/or (b) a vote of the limited partners of the Partnership receives approval of a majority of the board and fails to receive approval of a majority of the Specially Designated Directors then in office, the proxy circular in respect of the meeting in which such matter will be voted on (including, for the avoidance of doubt, the information circular to be provided pursuant to Section 10.5 of the Partnership Agreement) will disclose (i) such fact at every instance in which the board’s recommendation to approve such matter is mentioned and (ii) a written statement of reasonable length setting forth the reasons expressed by the Specially Designated Directors for failing to approve such matter.

Part 8
PROCEEDINGS AT SHAREHOLDER MEETINGS

Special Business

8.1	At a meeting of shareholders, the following business is special business:

(a)	at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of, or voting at, the meeting;

(b)	at an annual general meeting, all business is special business except for the following:

(A)	business relating to the conduct of, or voting at, the meeting;

(B)	consideration of any financial statements of the Company presented to the meeting;

(C)	consideration of any reports of the directors or auditor;

(D)	the setting or changing of the number of directors;

(E)	the election or appointment of directors;

(F)	the appointment of an auditor;

(G)	the setting of the remuneration of an auditor; and

(H)	business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution.

Quorum

8.2	Subject to the special rights and restrictions attached to the shares of any class or series of shares, the quorum for the transaction of business at a meeting of shareholders is the presence in person or by proxy of shareholder(s) who, in the aggregate, hold shares representing not less than a majority of the votes entitled to be cast at the meeting.

Lack of Quorum

8.3	If, within 30 minutes from the time set for the holding of a meeting of shareholders, a quorum is not present,

(a)	in the case of a general meeting convened by requisition of shareholders, the meeting is dissolved; and

(b)	in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place, unless those shareholders present determine otherwise.

Chair

8.4	The following individual is entitled to preside as chair at a meeting of shareholders:

(a)	the chair of the board, if any; and

(b)	if there is no chair of the board or if the chair of the board is absent or unwilling to act as chair of the meeting, the president of the Company, if any.

Alternate Chair

8.5	If, at any meeting of shareholders:

(a)	neither the chair of the board nor the president of the Company is present within 15 minutes after the time set for holding the meeting;

(b)	the chair of the board and the president are unwilling to act as chair of the meeting; or

(c)	the chair of the board and the president have advised the secretary, if any, or any director present at the meeting, that they will not be present at the meeting;

the directors present may choose one of their number to be chair of the meeting or if all of the directors present decline to take the chair or fail to so choose or if no director is present, the shareholders present in person or by proxy may choose any person present at the meeting to chair the meeting.

Postponement or Cancellation of Meetings

8.6	A meeting of shareholders may be postponed or cancelled by the Company at any time prior to the holding of the meeting upon such notice or communication to shareholders, if any, as the board may determine, and, if postponed, the postponed meeting may be held at such time or times, and at such location or locations, as the board, by resolution, may approve.

Procedure at Meetings

8.7	The board may determine the procedures to be followed at any meeting of shareholders including, without limitation, the rules of order. Subject to the foregoing, the chair of a meeting may determine the procedures of the meeting in all respects.

Electronic Voting

8.8	Any vote at a meeting of shareholders may be held entirely or partially by means of telephonic, electronic or other communications facilities if the board determines to make them available whether or not persons entitled to attend participate in the meeting by means of telephonic, electronic or other communications facilities.

Casting Vote

8.9	In case of an equality of votes cast at a meeting of shareholders, the chair does not have a casting or second vote.

Part 9
SHAREHOLDERS VOTES

Joint Shareholders

9.1	If there are joint shareholders registered in respect of any share:

(a)	any one of the joint shareholders may vote at any meeting, either personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or

(b)	if more than one of the joint shareholders is present at any meeting, personally or by proxy, the joint shareholder present whose name stands first on the central securities register in respect of the share is alone entitled to vote in respect of that share.

Trustees

9.2	Two or more trustees of a shareholder in whose name any share is registered are, for the purposes of Article 9.1, deemed to be joint shareholders.

Representative of Corporate Shareholder

9.3	If a corporation that is not a subsidiary of the Company is a shareholder, that corporation may appoint a person to act as its representative at any meeting of shareholders of the Company, and:

(a)	for that purpose, the instrument appointing a representative must:

(A)	be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least 1 business day before the day set for the holding of the meeting; or

(B)	be provided, at the meeting, to the chair of the meeting; and

(b)	if a representative is appointed under this Article 9.3:

(A)	the representative is entitled to exercise in respect of and at that meeting the same rights that the appointing corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder; and

(B)	the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

Authority to Vote

9.4	The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

Qualifications of Shareholders

9.5	In connection with any shareholder vote,

(a)	the board may implement special operating procedures for monitoring share ownership;

(b)	a shareholder may be asked to provide a Declaration;

(c)	the Company is entitled to rely on any such Declaration delivered pursuant to Article 9.5(b); and

(d)	if it is subsequently determined that such Declaration is incorrect in any way, the invalidity or unenforceability of such Declaration will not affect the validity or enforceability of the applicable shareholder vote.

Part 10
ELECTION AND REMOVAL OF DIRECTORS

10.1	Article 10.2 shall terminate and be of no further force or effect at such time as both (a) neither Designator has the contractual right to designate one or more nominees for election as directors of the Company (each such nominee, a “Contractual Designee”), and (b) any other person to whom the contractual right to designate a Contractual Designee has been assigned by a Designator (each such assignee, a “Designator Assignee”), which assignment, for the avoidance of doubt, may only be effected to the extent permitted by the terms and conditions of the investor rights agreement to which the applicable Designator is party, in each case, no longer has such contractual right to designate such Contractual Designee. For the avoidance of doubt, for purposes of these Articles, (x) the nominee designated by a Designator Assignee shall be deemed to be a Contractual Designee and (y) the Contractual Designee of a Designator Assignee shall not constitute a Contractual Designee of a Designator, unless such Designator Assignee is an affiliate or associate of the Designator in question, in which case such Contractual Designee will constitute a Contractual Designee of such Designator Assignee and such Designator.

10.2

(a)	The board shall nominate for election as directors of the board the following:

(A)	the Contractual Designees to be designated by (A) Polaris or its affiliates (the “Polaris Designators”) or (B) if applicable, by the Designator Assignee of Polaris; provided that either the Nominating Committee or the board may reject any of such Contractual Designees for, and only for, Good Cause, in which case the Polaris Designators or its Designator Assignee, as applicable, shall have the right to designate a substitute Contractual Designee;

(B)	the Contractual Designees to be designated by (A) Meteor or its affiliates (the “Meteor Designators”) or (B) if applicable, by the Designator Assignee of Meteor, none of whom shall be required to be Canadian; provided that either the Nominating Committee or the board may reject any of such Contractual Designees for, and only for, Good Cause, in which case the Meteor Designators or its Designator Assignee, as applicable, shall have the right to designate a substitute Contractual Designee;

(C)	so long as either Designator has the right to designate at least one (1) Contractual Designee and subject to Article 10.2(b), three (3) persons (who, if elected, would meet the criteria specified in clauses (ii) through (v) of the definition of “Specially Designated Director”) designated by the Nominating Committee; provided that, for purposes of the 2024 Meeting, the three (3) persons shall be designated either by the Nominating Committee or a subset of the members of the Nominating Committee, as determined by the board, with any such subset of the members of the Nominating Committee to be selected by the Board and to include at least the three (3) members required to be appointed to the Nominating Committee by Article 12.8 as if such Article 12.8 were then in effect; provided, further, that:

(A)	until the Special Nomination Termination Date, the board may reject any of such persons for, and only for, Good Cause, in which case the Nominating Committee shall have the right to designate a substitute designee; and

(B)	following the Special Nomination Termination Date, such persons shall be subject to approval of the board; provided, however, that until the Special Board Date, (x) such approval of the board shall not be unreasonably withheld and (y) such persons shall also be subject to approval of at least a majority of the Specially Designated Directors then in office, such approval not to be unreasonably withheld;

(D)	so long as either Designator has the right to designate at least one (1) Contractual Designee and subject to Article 10.2(b), a number of persons (such number being an amount that when added to the number of persons to be designated pursuant to Articles 10.2(a)(i), (ii) and (iii), the total number of directors on the board is equal to the authorized size of the board, which is initially ten (10) persons) designated by the Nominating Committee; provided that if any such person was previously a Contractual Designee of either Designator or their respective Designator Assignees but is not currently designated pursuant to clause (i) or (ii) above, then the nomination of such person shall require the unanimous vote of the Nominating Committee, and such person must be either (1) an executive officer of the Company, or (2) meet the criteria specified in clauses (ii) through (iv) of the definition of “Specially Designated Director”, provided, further, that until the Special Nomination Termination Date, the board may reject any of such persons for, and only for, Good Cause, in which case the Nominating Committee shall have the right to designate a substitute designee.

(b)	With respect to persons to be designated by the Nominating Committee pursuant to Article 10.2(a)(iii) and (iv), the board may identify for the Nominating Committee certain business, financial, industry, diversity or other general attributes desirable in any of such persons, and request that the Nominating Committee (i) nominate a candidate for election at the next meeting of shareholders, or (ii) fill an actual or anticipated vacancy on the board, in each case, with an individual who has such attributes and who is approved in accordance with this Article 10 and, in each case, the Nominating Committee shall use its reasonable efforts to comply with any such requests.

(c)	Prior to the occurrence of an Unwind Trigger, the persons to be designated by the Nominating Committee pursuant to Article 10.2(a)(iii) and (a)(iv) shall be Canadian, except that the Company’s chief executive officer may be designated pursuant to Article 10.2(a)(iv) if such chief executive officer is not Canadian, but only so long as such designation would not result in less than a majority of Canadian directors on the board.

Number of Directors; CbyC Directors

10.3	The Company will have a board consisting of initially ten (10) persons, and thereafter, the number of directors shall be set by resolution of the shareholders or as adjusted by the board from time to time, subject to the provisions of the Business Corporations Act, provided that:

(a)	a reduction in the number of directors shall not shorten the term of any then-sitting director;

(b)	no change to the number of directors shall be made in accordance with this Article 10.3 unless, in addition to the obtaining of any approval of a Designator required under the investor rights agreement to which such Designator and the Company are party, until such time as neither Designator is a 5% Holder, a majority of the Specially Designated Directors then in office have approved such change; and

(c)	prior to the occurrence of an Unwind Trigger, at least a majority of the board must be CbyC Directors; provided, that the Company’s temporary inability to meet this requirement as a result of death, resignation, disqualification or removal of a director shall not result in the Company being deemed to be acting ultra vires pursuant to these Articles; provided, further, that the Company shall use reasonable best efforts to ensure any such deficiency is cured promptly.

Election of Directors

10.4	At every annual general meeting:

(a)	the shareholders entitled to vote at the annual general meeting for the election or appointment of directors will elect a board consisting of the number of directors for the time being required under these Articles; and

(b)	subject to Article 10.7, all the directors cease to hold office immediately before the election or appointment of directors under paragraph (a), but are eligible for re-election or reappointment.

Filling of Vacancies

10.5	Subject to Article 10.6, the board shall have the exclusive right to fill any vacancy from time to time in the office of a director. For the avoidance of doubt, a vacancy shall be deemed to exist, among other times: (a) if, at any annual general meeting or special meeting, the number of persons elected to the board is fewer than the number of positions on the board then up for election (with the number of vacancies being the amount of the deficiency), and (b) upon the removal of a director pursuant to Article 10.8 or the death, resignation or disqualification of a director.

10.6	During such time as Article 10.2 is in effect, the candidate to be appointed to fill any vacancy on the board shall be designated by, (a) in the event of a vacancy with respect to a Contractual Designee designated by the Polaris Designators (other than as a result of the loss of the contractual right to designate such Contractual Designee), the Polaris Designators, (b) in the event of a vacancy with respect to a Contractual Designee designated by the Meteor Designators (other than as a result of the loss of the contractual right to designate such Contractual Designee), the Meteor Designators, (c) in the event of a vacancy with respect to a Contractual Designee designated by a Designator Assignee (other than as a result of the loss of the contractual right to designate such Contractual Designee), the Designator Assignee who designated such Contractual Designee, and (d) in the event of a vacancy (i) with respect to any other director or (ii) as a result of the loss by a Designator or a Designator Assignee of the contractual right to designate a Contractual Designee in accordance with the terms hereof and any investor rights agreement between such Designator and the Company, the Nominating Committee. The board shall appoint the candidate designated pursuant to the preceding sentence to fill the vacancy, except to the extent that the board or the Nominating Committee, could have rejected such candidate if he or she were a nominee pursuant to Article 10.2(a), in which case such designating party or parties shall designate a substitute candidate.

Failure to Elect or Appoint Directors

10.7	If the Company fails to hold an annual general meeting in accordance with the Business Corporations Act or fails, at an annual general meeting, to elect or appoint any directors, the directors then in office continue to hold office until the earlier of:

(a)	the date on which the failure is remedied; and

(b)	the date on which they otherwise cease to hold office under the Business Corporations Act or these Articles.

Removal of Director

10.8	The shareholders may, by resolution that is both (a) approved pursuant to Article 24.4 and (b) approved by at least 75% of the outstanding Common Shares and Special Voting Shares, voting together as a single class, remove any director from office; provided that if a Designator or Designator Assignee at any time provides written notice to the Company that it intends for a Contractual Designee designated by such person to resign from the board, then the delivery of such written notice to the Company shall constitute such Contractual Designee’s resignation, which resignation shall be effective immediately upon receipt of such written notice by the Company without consent or acceptance of the board or any shareholders (other than such Designator or Designator Assignee, as the case may be).

Part 11
PROCEEDINGS of DIRECTORS

Timing of Meetings

11.1	All actions of directors and of committees of directors, must be taken only (a) at a meeting of such directors duly called at which a quorum is present, or (b) by written resolution in accordance with Article 11.9 below. Meetings of the board will be held on such day and at such time and place as the president or secretary of the Company or any two directors may determine.

Chair

11.2	Meetings of directors are to be chaired by:

(a)	the chair of the board, if any,

(b)	in the absence of the chair of the board, the president, if any, if the president is a director, or

(c)	any other director chosen by the directors if:

(i)	neither the chair of the board nor the president, if a director, is present at the meeting within 15 minutes after the time set for holding the meeting,

(ii)	neither the chair of the board nor the president, if a director, is willing to chair the meeting, or

(iii)	the chair of the board and the president, if a director, have advised the secretary, if any, or any other director, that they will not be present at the meeting.

Meetings by Telephone or Other Communications Medium

11.3	A director may participate in a meeting of the board:

(a)	in person;

(b)	by telephone; or

(c)	with the consent of all directors who wish to participate in the meeting, by other communications medium;

if all directors participating in the meeting, whether in person, or by telephone or other communications medium, are able to communicate with each other. A director who participates in a meeting in a manner contemplated by this Article 11.3 is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and to have agreed to participate in that manner.

Voting

11.4	At all meetings of directors every question will be decided by a majority of votes cast on the question and, in the case of an equality of votes, the chair of the meeting will not be entitled to a second or casting vote.

Notice

11.5	A notice to a director shall be effective only if delivered in writing in accordance with this Article 11.5. Subject to Article 11.6, if a meeting of the board is called under Article 11.1, notice of that meeting will be given to each director not less than 48 hours before the time when the meeting is to be held, specifying the place, date and time of that meeting:

(a)	by mail addressed to the director’s address as it appears on the books of the Company or to any other address provided to the Company by the director for this purpose, provided that the meeting is to be held not less than three business days from the date the notice of meeting is mailed;

(b)	by leaving it at the director’s prescribed address or at any other address provided to the Company by the director for this purpose;

(c)	orally, including, by telephone, voice mail or on other recorded media; or

(d)	by e-mail, fax or any other method of reliably transmitting messages.

Notice Not Required

11.6	It is not necessary to give notice of a meeting of the directors to a director if:

(a)	the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed or is the meeting of the directors at which that director is appointed; or

(b)	the director has filed a waiver under Article 11.7.

Waiver of Notice

11.7	Any director may file with the Company a document signed by the director waiving notice of any past, present or future meeting of the directors and may, at any time, withdraw the waiver by instrument in writing delivered to the registered office of the Company, and until the waiver is withdrawn, no notice of meetings of the directors shall be given to that director and any and all meetings of the directors, notice of which has not been given to such director shall, provided a quorum of the directors is present, be valid and effective.

Quorum

11.8	The quorum necessary for the transaction of the business of the directors is a majority of the directors then in office; provided, that, until the Special Board Date, such quorum will also require a majority of the Specially Designated Directors then in office; provided, further, that, prior to an Unwind Trigger, a quorum will also require that a majority of those directors present are CbyC Directors. A director holding a disclosable interest in a contract or transaction to be considered at a meeting, if present at the meeting, is to be counted in a quorum notwithstanding such director’s interest.

Resolutions in Writing

11.9	A resolution in writing signed by all of the directors shall be as valid and effectual as if it had been passed at a meeting of the board duly convened and held.

Counterparts

11.10	A resolution in writing may be in one or more counterparts, each of which may be signed by one or more directors, and which together shall be deemed to constitute a resolution in writing.

Remuneration of Directors

11.11	Unless the shareholders by ordinary resolution otherwise resolve, the directors may fix the remuneration of the directors and officers of the Company.

Part 12
COMMITTEES OF DIRECTORS

Appointment

12.1	Article 12.2 shall terminate and be of no further force or effect at such time as neither Designator has the contractual right to designate a Contractual Designee.

12.2	Subject to the other provisions of this PART 12:

(a)	the Company shall have an Audit Committee, a Compensation Committee and a Nominating Committee, which shall have the powers and duties typical of such committees to be set forth in a charter for each such committee to be approved by the directors;

(b)	prior to the Special Board Date, the directors may establish one or more other committees upon the approval of (in addition to the obtaining of any approval of a Designator required under the investor rights agreement to which such Designator and the Company are party), a majority of the Specially Designated Directors then in office;

(c)	prior to the occurrence of an Unwind Trigger, (i) at least a majority of the members of each committee shall be CbyC Directors, and (ii) no committee member designated by the Meteor Designator shall be required to be Canadian;

(d)	subject to (i) any rights of a Designator under the investor rights agreement to which such Designator and the Company are party with respect to the designation of Contractual Designees to serve on or be observers to committees and (ii) any rights of the Specially Designated Directors to serve on a committee as provided in these Articles, the board shall have the power to change the membership of, or fill vacancies in, or appoint members or observers to, any committee of the board; and

(e)	the directors may, only by approval of a majority of all of the directors then in office (which majority shall include at least one (1) Contractual Designee designated by the Polaris Designators (but only for so long as Polaris is a 5% Holder), one (1) Contractual Designee designated by the Meteor Designators (but only so long as Meteor is a 5% Holder) and one (1) Specially Designated Director (but only until neither Designator is a 5% Holder)) delegate to a committee appointed under paragraph (b) any of the directors’ powers, except:

(A)	the power to fill vacancies in the board;

(B)	the power to change the membership of, or fill vacancies in, any committee of the board;

(C)	the power to declare dividends or other distributions to the Company’s shareholders;

(D)	the power to appoint or remove officers appointed by the board; and

(E)	the power to issue securities of the Company (it being understood, however, that this Article 12.2(d)(v) shall not be interpreted to prevent the delegation of authority in connection with the formation of a committee of the Board in compliance with the other provisions of this Part 12, including Article 12.2(d), for purposes of approving the pricing of any securities to be issued by the Company or any of its subsidiaries, as well as the final form of any documentation in connection with any such issuance or any other matters customarily delegated to such a committee in connection with a financing transaction).

Duties

12.3	Any committee formed under Article 12.1, in the exercise of the powers delegated to it, shall:

(a)	conform to any rules that may from time to time be imposed on it by the directors; and

(b)	report every act or thing done in exercise of those powers to the earliest meeting of the directors to be held after the act or thing has been done.

Powers of the Board

12.4	The board may, at any time:

(a)	revoke the authority given to a committee, or override a decision made by a committee, except as to: (i) acts done before such revocation or overriding; and (ii) the authority expressly granted to the Nominating Committee in PART 10;

(b)	terminate the appointment of, or, subject to the other provisions of this PART 12, change the membership of, a committee; and

(c)	fill vacancies in a committee, subject to the other provisions of this PART 12.

12.5	Prior to the occurrence of an Unwind Trigger, a majority of all members of each directors’ committee must be CbyC Directors.

Meetings

12.6	Subject to the other provisions of this PART 12:

(a)	the members of a directors’ committee may meet and adjourn as they think proper;

(b)	a directors’ committee may elect a chair of its meetings but, if no chair of the meeting is elected, or if at any meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting;

(c)	a majority of the members of a directors’ committee constitutes a quorum of the committee; provided, that, until the Special Board Date, such quorum will also require a majority of the Specially Designated Directors then appointed to the applicable committee; provided, further, that prior to an Unwind Trigger a majority of those members present are CbyC Directors; and

(d)	questions arising at any meeting of a directors’ committee are determined by a majority of votes of the members present, and in case of an equality of votes, the chair of the meeting has no second or casting vote.

Nominating Committee

12.7	Until the Special Nomination Termination Date, the board shall have a Nominating Committee comprised of:

(a)	one (1) Contractual Designee designated by the Polaris Designators for so long as the Polaris Designators have the right to appoint at least one (1) Contractual Designee;

(b)	one (1) Contractual Designee designated by the Meteor Designators for so long as the Meteor Designators have the right to appoint at least one (1) Contractual Designee; and

(c)	three (3) Specially Designated Directors (one of whom shall be the chair of the Nominating Committee) selected by approval of a majority of the Specially Designated Directors then in office.

12.8	Following the Special Nomination Termination Date, the Nominating Committee shall be determined by the board and must have at least three (3) members, and such members determined by the board shall include:

(a)	one (1) Contractual Designee designated by the Polaris Designators for so long as the Polaris Designators have the right to appoint at least one (1) Contractual Designee;

(b)	one (1) Contractual Designee designated by the Meteor Designators for so long as the Meteor Designators have the right to appoint at least one (1) Contractual Designee; and

(c)	one (1) Specially Designated Director.

12.9	Notwithstanding anything to the contrary in these Articles, the Nominating Committee charter or any other rules of the Nominating Committee,

(a)	each member of the Nominating Committee shall have one (1) vote and questions arising at any meeting of the Nominating Committee shall be determined by a majority of votes of the members present, and in case of an equality of votes, the chair of the meeting has no second or casting vote, and

(b)	the chair of the Nominating Committee shall be a Specially Designated Director.

Compensation Committee

12.10	The Compensation Committee shall be determined by the board and must have at least three (3) members, and such members determine by the board shall include:

(a)	one (1) Contractual Designee designated by the Polaris Designators for so long as the Polaris Designators have the right to appoint at least one (1) Contractual Designee;

(b)	one (1) Contractual Designee designated by the Meteor Designators for so long as the Meteor Designators have the right to appoint at least one (1) Contractual Designee; and

(c)	one (1) Specially Designated Director.

12.11	Notwithstanding anything to the contrary in these Articles, the Compensation Committee charter or any other rules of the Compensation Committee:

(a)	each member of the Compensation Committee shall have one (1) vote and questions arising at any meeting of the Compensation Committee shall be determined by a majority of votes of the members present, and in case of an equality of votes, the chair of the meeting has no second or casting vote; and

(b)	the chair of the Compensation Committee shall be selected by approval of a majority of the members of the Compensation Committee.

Audit Committee

12.12	The Audit Committee shall be determined by the board and must have at least three members, and such members determined by the board shall include:

(a)	one (1) Contractual Designee designated by the Polaris Designators (or, at their option, a committee observer) for so long as the Polaris Designators have the right to appoint at least one (1) Contractual Designee;

(b)	one (1) Contractual Designee of the Meteor Designators designated by the Meteor Designators (or, at their option, a committee observer) for so long as the Meteor Designators have the right to appoint at least one (1) Contractual Designee; and

(c)	one (1) Specially Designated Director.

12.13	Notwithstanding anything to the contrary in these Articles, the Audit Committee charter or any other rules of the Audit Committee:

(a)	each member of the Audit Committee shall have one (1) vote and questions arising at any meeting of the Audit Committee are determined by a majority of votes of the members present, and in case of an equality of votes, the chair of the meeting has no second or casting vote; and

(b)	except for the appointment of Michael Boychuk as the first chair of the Audit Committee, the chair of the Audit Committee shall be a Specially Designated Director.

Committees in General

12.14	The provisions of Part 12 are subject to Applicable Securities Laws and other Legal Requirements.

12.15	The Company’s temporary inability to meet the requirements of Articles 12.7, 12.8, 12.10 or 12.12 as a result of death, resignation, disqualification or removal of a director shall not result in the Company being deemed to be acting ultra vires pursuant to these Articles nor, in the case of Articles 12.7 and 12.8, shall such temporary inability prohibit the Nominating Committee from taking such action as is necessary or advisable to cure such deficiency; provided, further, that the Company and each Designator shall use reasonable best efforts to ensure any such deficiency is cured promptly.

Part 13
OFFICERS

Functions, Duties and Powers

13.1	The board may appoint any officers it considers necessary and for each officer:

(a)	determine the functions and duties the officer is to perform;

(b)	entrust to and confer on the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit;

(c)	from time to time revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer; and

(d)	may terminate such officer’s appointment at any time.

Part 14
DISCLOSURE OF INTEREST OF DIRECTORS

Other Office

14.1	A director may hold any office or position of profit with the Company (other than the office of auditor of the Company) in addition to his or her office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

No Disqualification

14.2	No director or intended director is disqualified by his or her office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise.

Professional Services

14.3	Subject to compliance with the provisions of the Business Corporations Act, a director or officer of the Company, or any corporation or firm in which that individual has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such corporation or firm is entitled to remuneration for professional services as if that individual were not a director or officer.

Accountability

14.4	A director or officer may be or become a director, officer or employee of, or may otherwise be or become interested in, any corporation, firm or entity in which the Company may be interested as a shareholder or otherwise, and, subject to compliance with the provisions of the Business Corporations Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or from his or her interest in, such other corporation, firm or entity.

Part 15
INDEMNIFICATION

Mandatory Indemnification

15.1	The Company will indemnify a director or officer of the Company, a former director or officer of the Company or another individual who acts or acted at the Company’s request as a director or officer, or in a similar capacity, of another entity, and such person’s heirs and legal representatives to the extent permitted by the Business Corporations Act.

Deemed Contract

15.2	Each director is deemed to have contracted with the Company on the terms of the indemnity referred to in this Part.

Optional Indemnification

15.3	Except as otherwise required by the Business Corporations Act and subject to Article 15.1, the Company may from time to time indemnify and save harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he or she is or was an employee or agent of the Company, or is or was serving at the request of the Company as an employee, agent of or participant in another entity against expenses (including legal fees), judgments, fines and any amount actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted honestly and in good faith with a view to the best interests of the Company or, as the case may be, to the best interests of the other entity for which he or she served at the Company’s request and, with respect to any criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction will not, of itself, create a presumption that the person did not act honestly and in good faith with a view to the best interests of the Company or other entity and, with respect to any criminal or administrative action or proceeding that is enforced by a monetary penalty, had no reasonable grounds for believing that his or her conduct was lawful.

Right of Indemnity Not Exclusive

15.4

(a)	The provisions for indemnification contained in these Articles will not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any agreement, vote of shareholders or directors or otherwise, both as to action in his or her official capacity and as to action in another capacity, and will continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of that person’s heirs and legal representatives.

(b)	The Company hereby acknowledges that, in addition to the rights to indemnification, advancement of expenses and/or insurance provided by or on behalf of the Company or its subsidiaries to persons acting or serving, or who have acted or served, as a director of the Company (any such person, a “Director Indemnitee”), the Director Indemnitees may have concurrent rights to indemnification, advancement of expenses and/or insurance provided by or on behalf of the person or its affiliates that employ, retain or are otherwise associated with, or designate or nominate (including pursuant to these Articles or an investor rights agreement), such director (collectively, the “Secondary Indemnitors”). Notwithstanding anything to the contrary herein and, to the fullest extent permitted by law, with respect to its indemnification and advancement obligations to the Director Indemnitees hereunder or otherwise:

(A)	the Company is the indemnitor of first resort, and the Company’s and its insurers’ obligations to indemnify or provide advancement of expenses to the Director Indemnitees, subject to prohibitions on or requirements in respect of indemnification or advancement set out in the Applicable Legal Requirements, are primary to any obligation of the applicable Secondary Indemnitors or their respective insurers to provide indemnification or advancement for the same expenses or liabilities incurred by any of the Director Indemnitees;

(B)	the Company shall, to the fullest extent permitted by applicable Legal Requirements, advance the full amount of expenses incurred by each Director Indemnitee and shall be liable for the full amount of all losses of each Director Indemnitee or on his, her or its behalf to the extent legally permitted and as required hereby or otherwise, without regard to any rights such Director Indemnitees may have against the Secondary Indemnitors or their respective insurers; and

(C)	the Company irrevocably waives and relinquishes, and releases the Secondary Indemnitors and their respective insurers from, any and all claims by the Company or its subsidiaries and their insurers against the Secondary Indemnitors or such insurers for contribution, subrogation or any other recovery of any kind in respect to the expenses or liabilities incurred by any of the Director Indemnitees for which the Company is obligated to provide indemnification or advancement hereunder or otherwise.

(c)	In furtherance and not in limitation of the foregoing, in the event that any Secondary Indemnitor or its insurer advances any expenses or makes any payment to any Director Indemnitee for matters subject to advancement or indemnification by the Company pursuant these Articles or otherwise, the Company shall promptly, subject to any prohibitions set out in the Business Corporations Act, and its obligations to bring any applications or proceedings that may be required in accordance with Article 15.4(b)(ii) above, upon request by such Secondary Indemnitor, reimburse such Secondary Indemnitor or its insurer, as applicable, for such advance or payment, and such Secondary Indemnitor or insurer shall be subrogated to all of the claims or rights of such Director Indemnitee hereunder or otherwise, including to the payment of expenses in an action to collect.

Limit on Liability

15.5	To the extent permitted by law, no director or officer of the Company will be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for any loss, damage or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by the Company or for or on behalf of the Company or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Company will be placed out or invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or body corporate with whom or which any moneys, securities or other assets belonging to the Company will be lodged or deposited or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Company or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his or her respective office or trust or in relation thereto unless the same will happen by or through his or her failure to act honestly and in good faith with a view to the best interests of the Company and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. If any director or officer of the Company is employed by or performs services for the Company otherwise than as a director or officer or is a member of a firm or a shareholder, director or officer of a body corporate which is employed by or performs services for the Company, the fact that the person is a director or officer of the Company will not disentitle such director or officer or such firm or body corporate, as the case may be, from receiving proper remuneration for such services.

Corporate Opportunity

15.6	Notwithstanding anything to the contrary in these Articles and subject to applicable Legal Requirements, the Company, directly and on behalf of its subsidiaries,

(a)	acknowledges that (x) directors, (y) shareholders of the Company that employ, retain or are otherwise associated with, or designate or nominate, directors, and/or (z) their respective affiliates (collectively, the “Related Parties”), in each case, may have:

(A)	participate or participated (directly or indirectly) and may continue to participate (directly or indirectly) in private equity, venture capital and other investments in corporations, joint ventures, limited liability companies and other entities (“Other Investments”), including Other Investments engaged in various aspects of businesses similar to those engaged in by the Company and its subsidiaries (and related businesses) that may, are or will be competitive with the Company or its subsidiaries’ businesses or that could be suitable for the Company’s or its subsidiaries’ interests,

(B)	interests in, participate with, aid and maintain seats on the board of directors or similar governing bodies of, Other Investments,

(C)	develop or become aware of business opportunities for Other Investments; and

(D)	as a result of or arising from the matters referenced in this Article 15.6 and the nature of their businesses or other factors of the Related Parties, have conflicts of interest or potential conflicts of interest,

(b)	subject to Article 15.7, hereby renounces and disclaims any interest or expectancy in any business opportunity (including any Other Investments) or any other opportunities that may arise in connection with the circumstances described in the foregoing clauses (i)–(iv) (collectively, the “Renounced Business Opportunities”), and

(c)	subject to Article 15.7, acknowledges and affirms that none of the Related Parties shall have any obligation to communicate or offer any Renounced Business Opportunity to the Company or its subsidiaries, and that the Related Parties may pursue a Renounced Business Opportunity.

15.7	Notwithstanding the foregoing, the Company does not renounce its interest or expectancy in any Renounced Business Opportunity if such Renounced Business Opportunity was (a) first discovered by or (b) offered to a director in his or her capacity as a director of the Company; provided that, in the case of a Renounced Business Opportunity of the type set forth in clause (b) of this Article 15.7, subject to the director communicating any such Renounced Business Opportunity to the Company or its subsidiary (as applicable), the director and his or her Related Parties shall be permitted to pursue such Renounced Business Opportunity if it has also been offered to such director other than in his or her capacity as a director of the Company or to any of his or her Related Parties to the fullest extent it would be permitted to do so by applicable Legal Requirements in the absence of this Article 15.7.

Survival

15.8	The provisions of this PART 15 (including this Article 15.8) shall survive any amendment to any portion or provision of PART 15, with respect to any and all actions, failures to act, activities, forbearance, claims or matter occurring or arising, prior to the effective date of any such amendment.

Part 16
DIVIDENDS

Declaration

16.1	Subject to the Business Corporations Act and any special rights or restrictions as to dividends, the directors may from time to time by resolution declare and authorize payment of any dividends the directors consider appropriate out of profits, capital or otherwise, including, without limitation, retained earnings, other income, contributed surplus, capital surplus, any share premium account or appraisal surplus or any other unrealized appreciation in the value of the assets of the Company, if any.

No Notice

16.2	Subject to applicable Legal Requirements, the directors need not give notice to any shareholder of any declaration under Article 16.1.

Timing of Payment

16.3	Any dividend declared by the directors may be made payable on such date as is fixed by the directors.

Dividends Proportionate to Number of Shares

16.4	Subject to any special rights or restrictions as to dividends, all dividends on shares of any class or series of shares will be declared and paid according to the number of such shares held.

Manner of Payment

16.5	The Company may pay any dividend wholly or partly by issuing shares or warrants or by the distribution of property, bonds, debentures or other debt obligations of the Company, or in any one or more of those ways, and, if any difficulty arises in regard to the distribution, the directors may settle the difficulty as they consider expedient, and, in particular, may set the value for distribution of specific property.

Rounding

16.6	If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

Method of Payment

16.7	Any dividend or other distribution payable in cash in respect of shares may be paid electronically or by cheque, made payable to the order of the person to whom it is sent, and mailed:

(a)	subject to paragraphs (b) and (c), to the address of the shareholder;

(b)	subject to paragraph (c), in the case of joint shareholders, to the address of the joint shareholder whose name stands first on the central securities register in respect of the shares; or

(c)	to the person and to the address as the shareholder or joint shareholders may direct in writing.

Joint Shareholders

16.8	If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

Part 17
AUDITOR

Remuneration

17.1	The directors may set the remuneration of any auditor of the Company.

Part 18
EXECUTION OF INSTRUMENTS

Authority to Execute Instruments

18.1	The following persons have authority to execute and deliver and certify documents on behalf of the Company:

(a)	such director, officer or other person(s) as are prescribed by resolution of the board; or

(b)	any one officer.

Seal

18.2	The Company’s seal, if any, shall not be impressed on any record except when that impression is attested by the signature or signatures of:

(a)	any two directors;

(b)	any officer, together with any director;

(c)	if there is only one director, that director; or

(d)	any one or more directors or officers or persons as may be determined by resolution of the directors.

Certified Copies

18.3	For the purpose of certifying under seal a true copy of any resolution or other document, the seal shall be impressed on that copy and, notwithstanding Article 18.2, may be attested by the signature of any director or officer.

Part 19
NOTICES

Method of Giving Notice

19.1	Unless the Business Corporations Act or these Articles provide otherwise, a notice, statement, report or other record required or permitted by the Business Corporations Act or these Articles to be sent by or to a person may be sent by any one of the following methods:

(a)	mail addressed to the person at the applicable address for that person as follows:

(A)	for a record mailed to a shareholder, the shareholder's registered address;

(B)	in any other case, the mailing address of the intended recipient;

(b)	delivery at the applicable address for that person as follows, addressed to the person:

(A)	for a record delivered to a shareholder, the shareholder's registered address;

(B)	in any other case, the delivery address of the intended recipient;

(c)	unless the intended recipient is the auditor of the Company, sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;

(d)	unless the intended recipient is the auditor of the Company, sending the record by e-mail to the e-mail address provided by the intended recipient for the sending of that record or records of that class;

(e)	physical delivery to the intended recipient;

(f)	creating and providing a record posted on or made available through a general accessible electronic source and providing written notice by any of the foregoing methods as to the availability of such record; or

(g)	as otherwise permitted by Applicable Securities Laws.

Deemed Receipt

19.2	Any notice given to a director will require delivery in writing in accordance with Article 11.5. Subject the immediately preceding sentence, a notice, statement, report or other record that is:

(a)	mailed to a person by ordinary mail to the applicable address for that person referred to in Article 19.1 is deemed to be received by the person to whom it was mailed on the day, Saturdays, Sundays and holidays excepted, following the date of mailing;

(b)	faxed to a person to the fax number provided by that person referred to in Article 19.1 is deemed to be received by the person to whom it was faxed on the day it was faxed;

(c)	e-mailed to a person to the e-mail address provided by that person referred to in Article 19.1 is deemed to be received by the person to whom it was e-mailed on the day it was e-mailed; and

(d)	delivered in accordance with Article 19.1(f), is deemed to be received by the person on the day such written notice is sent.

Notice to Joint Shareholders

19.3	A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing the notice to the joint shareholder whose name stands first on the central securities register in respect of the share.

Trustees

19.4	If a person becomes entitled to a share as a result of the death, bankruptcy or incapacity of a shareholder, the Company may provide a notice, statement, report or other record to that person by:

(a)	mailing the record, addressed to that person:

(A)	by name, by the title of representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and

(B)	at the address, if any, supplied to the Company for that purpose by the person claiming to be so entitled; or

(b)	if an address referred to in paragraph (a)(ii) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

Part 20
RESTRICTION ON SHARE TRANSFER

Consent Required

20.1	No security of the Company, other than a non-convertible debt security, may be transferred without the consent of:

(a)	the board, expressed by a resolution duly passed at a meeting of the directors;

(b)	a majority of the directors of the Company, expressed by an instrument or instruments in writing signed by such directors;

(c)	the holders of the voting shares of the Company, expressed by a resolution duly passed at a meeting of the holders of voting shares; or

(d)	the holders of the voting shares of the Company representing a majority of the votes attached to all the voting shares, expressed by an instrument or instruments in writing signed by such holders.

20.2	Article 20.1 does not apply to the Company if and for so long as it is a public company.

Part 21
ADVANCE NOTICE PROVISIONS

Nomination of Directors

21.1	Subject only to the Business Corporations Act and Applicable Securities Laws and for so long as the Company is a public company, only persons who are nominated in accordance with the procedures set out in these Articles shall be eligible for election as directors to the board. Nominations of persons for election to the board may only be made at an annual meeting of shareholders, or at a special meeting of shareholders called for any purpose which includes the election of directors to the board, as follows:

(a)	by or at the direction of the board or an authorized officer of the Company, including pursuant to a notice of meeting;

(b)	by or at the direction or request of one or more shareholders (each a “Proposing Shareholder” and together the “Proposing Shareholders”) pursuant to a proposal made in accordance with the provisions of the Business Corporations Act or a requisition of shareholders (each a “Requisitioning Shareholder” and together the “Requisitioning Shareholders”) made in accordance with the provisions of the Business Corporations Act, provided that any proposal or requisition of shareholders made in whole or in part for the purpose of replacing one or more directors of the board must be in written form and prepared in accordance with Article 21.4 below; or

(c)	by any person (a “Nominating Shareholder”), who: (A) is, at the close of business on the date of giving notice provided for in Article 21.3 below and at the close of business on the record date for notice of such meeting, either entered in the central securities register of the Company as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting; and (B) has given timely notice in proper written form as set forth in these Articles.

21.2	For the avoidance of doubt, the foregoing Article 21.1 shall be the exclusive means for any person to bring nominations for election to the board at or in connection with any meeting of shareholders of the Company. No person shall be eligible for election as a director of the Company unless such person has been nominated in accordance with the provisions of this PART 21; provided, however, that nothing in this PART 21 shall be deemed to preclude discussions by a shareholder (as distinct from the nomination of directors) at a meeting of shareholders of any matter in respect of which such shareholder would have been entitled to submit a proposal pursuant to the Business Corporations Act.

21.3	For a nomination made by a Nominating Shareholder to be timely notice (a “Timely Notice”), the Nominating Shareholder’s notice must be in written form prepared in accordance with Article 21.4 below and received by the corporate secretary of the Company at the principal executive offices of the Company:

(a)	in the case of an annual meeting of shareholders, not later than the close of business on the 30th day before the date of the meeting; provided, however, if the first public announcement made by the Company of the date of the annual meeting (the “Notice Date”) is less than 50 days prior to the meeting date, not later than the close of business on the 10th day following the Notice Date; and

(b)	in the case of a special meeting (which is not also an annual meeting) of shareholders called for any purpose which includes the election of directors to the board, not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting is made by the Company provided that, in either Article 21.3(a) or Article 21.3(b) above, if notice-and-access (as defined in National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer) is used for delivery of proxy related materials in respect of a meeting described in Article 21.3(a) or Article 21.3(b) above, and the Notice Date in respect of the meeting is not less than 50 days prior to the date of the applicable meeting, the notice must be received not later than the close of business on the 40th day before the applicable meeting (but in any event, not prior to the Notice Date); provided, however, that in the event that the meeting is to be held on a date that is less than 50 days after the Notice Date, notice by the Nominating Shareholder shall be made, in the case of an annual meeting of shareholders, not later than the close of business on the 10th day following the Notice Date and, in the case of a special meeting of shareholders, not later than the close of business on the 15th day following the Notice Date.

21.4	To be in proper written form, a proposal made by Proposing Shareholders, a requisition made by Requisitioning Shareholders or a Nominating Shareholder’s notice to the corporate secretary must comply with these Articles and:

(a)	disclose or include, as applicable, as to each person whom the Proposing Shareholders, Requisitioning Shareholders or Nominating Shareholder, as the case may be, proposes to nominate for election as a director (a “Proposed Nominee”):

(A)	his or her name, age, business and residential address, principal occupation or employment for the past five years;

(B)	his or her direct or indirect beneficial ownership in, or control or direction over, any class or series of securities of the Company, including the number or principal amount and the date(s) on which such securities were acquired;

(C)	any relationships, agreements, arrangements or understandings, including financial, compensation and indemnity related relationships, agreements, arrangements or understandings, between the Proposed Nominee or any affiliates or associates of, or any person or entity acting jointly or in concert with, the Proposed Nominee and the Proposing Shareholders, Requisitioning Shareholders or Nominating Shareholder, as the case may be;

(D)	any other information that would be required to be disclosed in a dissident proxy circular or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to the Business Corporations Act or Applicable Securities Laws; and

(E)	a duly completed personal information form in respect of the Proposed Nominee in the form prescribed from time to time by the principal stock exchange on which the securities of the Company are then listed for trading; and

(b)	disclose or include, as applicable, as to each Proposing Shareholder, Requisitioning Shareholder or Nominating Shareholder giving the proposal, requisition or notice, as applicable:

(A)	the name, business and residential address of each Proposing Shareholder, Requisitioning Shareholder or Nominating Shareholder, as the case may be;

(B)	any direct or indirect beneficial ownership in, or control or direction over, any class or series of securities of the Company, including the number or principal amount and the date(s) on which such securities were acquired, and any rights to dividends on the shares of the Company owned beneficially by each such Proposing Shareholder, Requisitioning Shareholder or Nominating Shareholder, as the case may be, such beneficial owner and their respective affiliates or associates or others acting in concert therewith that are separated or separable from the underlying shares of the Company;

(C)	any relationships, agreements, arrangements or understandings, including financial, compensation and indemnity related relationships, agreements, arrangements or understandings, between the Proposing Shareholder, the Requisitioning Shareholder or the Nominating Shareholder, as applicable or any affiliates or associates of, or any person or entity acting jointly or in concert with, on the one hand, the Proposing Shareholder, the Requisitioning Shareholder or the Nominating Shareholder (as the case may be) and, on the other hand, any Proposed Nominee;

(D)	any relationships, agreements, arrangements or understandings, the purpose or effect of which is to alter, directly or indirectly, the economic interest of such Proposing Shareholder, Requisitioning Shareholder or Nominating Shareholder, as applicable, or any of their affiliates or associates, in a security of the Company or the economic exposure of any such Proposing Shareholder, Requisitioning Shareholder or Nominating Shareholder, as applicable, or any of their affiliates or associates;

(E)	any proxy, contract, arrangement, agreement or understanding pursuant to which such person, or any of its affiliates or associates, or any person acting jointly or in concert with such person, has any interests, rights or obligations relating to the voting of any securities of the Company or the nomination of directors to the board;

(F)	a representation and proof that the Proposing Shareholder, Requisitioning Shareholder or Nominating Shareholder, as applicable, is a holder of record of securities of the Company, or a beneficial owner, entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to propose such nomination;

(G)	a representation as to whether such person intends to deliver a proxy circular and/or form of proxy to any shareholder of the Company in connection with such nomination or otherwise solicit proxies or votes from shareholders of the Company in support of such nomination;

(H)	any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Company by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith with respect to any class or series of the shares of the Company, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Company (any of the foregoing, a “Short Interest”);

(I)	any proportionate interest in shares of the Company or derivative instruments held, directly or indirectly, by a general or limited partnership in which such Proposing Shareholder, Requisitioning Shareholder or Nominating Shareholder, as applicable, such beneficial owner and their respective affiliates or associates or others acting in concert therewith is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership;

(J)	any performance-related fees (other than an asset-based fee) that such Proposing Shareholder, Requisitioning Shareholder or Nominating Shareholder, as applicable, such beneficial owner and their respective affiliates or associates or others acting in concert therewith are entitled to based on any increase or decrease in the value of shares of the Company or derivative instruments, if any, including without limitation any such interests held by members of the immediate family sharing the same household of such Proposing Shareholder, Requisitioning Shareholder or Nominating Shareholder, as applicable, such beneficial owner and their respective affiliates or associates or others acting in concert therewith;

(K)	any significant equity interests or any derivative instruments or Short Interests in any principal competitor of the Company held by such Proposing Shareholder, Requisitioning Shareholder or Nominating Shareholder, as applicable, such beneficial owner and their respective affiliates or associates or others acting in concert therewith; and

(L)	any other information relating to such person that would be required to be included in a dissident proxy circular or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Business Corporations Act or as required by Applicable Securities Laws.

The Company may require any Proposed Nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such Proposed Nominee to serve as a director of the Company or a member of any committee of the board, including with respect to independence or any other relevant criteria for eligibility (including any stock exchange requirements) or that could be material to a reasonable shareholder’s understanding of the independence or eligibility, or lack thereof, of such Proposed Nominee. Notwithstanding the foregoing, the Company shall not request other information that: exceeds what is required in a dissident proxy circular; goes beyond what is necessary to determine nominee qualifications, relevant experience, shareholding or voting interest in the Company, or independence in the same manner as would be required for management nominees; or goes beyond what is required under law or regulation.

21.5	All information to be provided in a Timely Notice pursuant to Article 21.3 shall be provided as of the record date for determining shareholders entitled to vote at the meeting (if such date shall then have been publicly announced) and as of the date of such notice. The Nominating Shareholder shall update such information to the extent necessary so that it is true and correct as of the date that is 10 business days prior to the date of the meeting, or any adjournment or postponement thereof.

21.6	Any notice, or other document or information required to be given to the corporate secretary pursuant to these Articles may only be given by personal delivery, facsimile transmission or by email (at such email address as may be stipulated from time to time by the corporate secretary for purposes of this notice), and shall be deemed to have been given and made only at the time it is served by personal delivery to the corporate secretary at the address of the principal executive offices of the Company, email (at the address as aforesaid and provided that receipt of confirmation of such email has been received) or sent by facsimile transmission (provided that receipt of confirmation of such transmission has been received); provided that if such delivery or electronic communication is made on a day which is a not a business day or later than 5:00 p.m. (Toronto time) on a day which is a business day, then such delivery or electronic communication shall be deemed to have been made on the next following day that is a business day.

21.7	The chair of any meeting of shareholders of the Company shall have the power to determine whether any proposed nomination is made in accordance with the provisions of these Articles, and if any proposed nomination is not in compliance with such provisions, may declare that such defective nomination shall not be considered at any meeting of shareholders.

21.8	It has been determined that the commercial best interest of the Company is served by having, prior to the occurrence of an Unwind Trigger, at least a majority of the board be comprised of CbyC Directors. No Proposed Nominee who, if elected, would not be a CbyC Director shall be qualified to serve on the board if, subsequent to the election of such Proposed Nominee and after giving effect to the election of all other directors elected concurrently with such Proposed Nominee, CbyC Directors would not constitute at least a majority of the members of the board. Notwithstanding Article 21.3, if both (x) a Proposing Shareholder, Requisitioning Shareholder or Nominating Shareholder has submitted Timely Notice for a Proposed Nominee who, if elected, would not be a CbyC Director, and (y) subsequent to delivering such Timely Notice the Company announces its proposed slate of director nominees, which slate has fewer nominees that if elected would constitute CbyC Directors than the number of CbyC Directors on the board at such time, then the Proposing Shareholder, Requisitioning Shareholder or Nominating Shareholder, as applicable, shall have 15 days to substitute a different person (who, if elected, would be a CbyC Director) to be its then current Proposed Nominee, but subject to all other provisions of this PART 21. This Article 21.8 shall terminate upon an Unwind Transaction. The Company’s temporary inability to meet this requirement as a result of death, resignation, disqualification or removal of a director shall not result in the Company being deemed to be acting ultra vires pursuant to these Articles; provided, further, that the Company and each Designator shall use reasonable best efforts to ensure any such deficiency is cured promptly.

21.9	The board may, in its sole discretion, waive any requirement of PART 21 of these Articles. Any such waiver pursuant to this Article 21.9 shall not constitute a waiver of any other provision of these Articles, including any provision referred to in this PART 21, and will not affect the validity or enforceability of the remaining provisions of these Articles.

Part 22
FORUM SELECTION

22.1	Unless the Company consents in writing to the selection of an alternative forum, the Superior Court of Justice of the Province of British Columbia, Canada and the appellate Courts therefrom (or, failing such court, any other “court” as defined in the Business Corporations Act having jurisdiction and the appellate Courts therefrom), shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of the Company to the Company; (iii) any action or proceeding asserting a claim arising pursuant to any provision of the Business Corporations Act or the Articles of the Company (as either may be amended from time to time); or (iv) any action or proceeding asserting a claim otherwise related to the relationships among the Company, its subsidiaries and its and their respective shareholders, directors and officers but excluding claims related to the business of the Company or its subsidiaries. If any action or proceeding the subject matter of which is within the scope of the preceding sentence is filed in a Court other than a Court located within the Province of British Columbia (a “Foreign Action”) in the name of any securityholder, such securityholder shall be deemed to have consented to (i) the personal jurisdiction of the provincial and federal Courts located within the Province of British Columbia in connection with any action or proceeding brought in any such Court to enforce the preceding sentence; and (ii) having service of process made upon such securityholder in any such action or proceeding by service upon such securityholder’s counsel in the Foreign Action as agent.

Part 23
APPROVAL OF MATTERS

23.1	Each provision of this PART 23 shall terminate and be of no further force or effect at such time as neither Designator is a 5% Holder.

23.2	In addition to any other approvals required under these Articles, the Partnership Agreement or applicable Legal Requirements, the Company shall not propose or consent to and shall cause the Partnership and the Company’s other subsidiaries (as applicable) not to propose or consent to any of the following actions without obtaining either (x) the approval of a majority of the Specially Designated Directors then in office or (y) approval by at least a simple majority of the votes cast by the holders of Common Shares and Special Voting Shares, voting together as a single class (excluding Common Shares beneficially owned by a Designator or any of its affiliates or associates and Special Voting Shares to the extent that the vote thereof is directed by a Designator or any of its affiliates or associates):

(a)	any waivers, amendments or modifications to Article 7.5, PART 10, PART 11, PART 12, PART 15, PART 21, this PART 23, PART 24, PART 25, PART 26, PART 27, PART 28 or PART 29 of these Articles (or the definition of any defined term used herein with respect to such section) or Article 3, Article 4, Article 5, Article 7, Article 10, Article 11, Article 13, Article 14 or Schedule A of the Partnership Agreement (or any defined term used therein with respect to such section);

(b)	any declaration or payment of dividends or other distributions other than (i) pro rata dividends or other distributions on any class or series of any equity capital stock of the Company, (ii) dividends or other distributions paid or made by any Subsidiary of the Company to any other wholly-owned Subsidiary of the Company and (iii) dividends or other distributions pursuant to Section 5.3 of the Partnership Agreement;

(c)	any purchase or redemption of any Common Shares or Exchangeable Units other than: (i) pro rata purchases or redemptions of Common Shares or Exchangeable Units, (ii) purchases or redemptions of Common Shares or Exchangeable Units held by directors, officers, employees and independent contractors (in their capacity as such) of the Company or any of its Subsidiaries: (A) to the extent the Company or the Partnership is obligated to purchase or redeem such Common Shares or Exchangeable Units pursuant to the terms applicable to such Common Shares or Exchangeable Units, (B) in connection with the resignation, termination or other separation of such director, officer, employee or independent contractor (C) as otherwise required or permitted pursuant to any employment, grant, consulting or compensatory agreement or other arrangement between the Company or any of its Subsidiaries and any director, officer, employee or independent contractor of the Company or any of its Subsidiaries, (iii) automatic purchases or redemptions as specified in these Articles, (iv) purchases of Exchangeable Units deemed to occur upon exchange of the Exchangeable Units for Common Shares, (v) purchases pursuant to a tender offer or issuer bid made available to all holders of Common Shares and Exchangeable Units and to which all participants will have any securities tendered or deposited ratably prorated in the event any maximum purchase condition is exceeded or (vi) purchases on a stock exchange or similar trading platform at the market price that were not pre-arranged with the purchaser;

(d)	any change to the Company’s or the Partnership’s tax status in the U.S. or Canada that is reasonably likely to adversely affect, in the aggregate and not individually, the shareholders of the Company and limited partners of the Partnership who are taxpayers in the U.S. or Canada, other than Polaris and Meteor and their respective affiliates and associates, with respect to U.S. or Canadian tax matters;

(e)	any conversion of the Company or any of its Subsidiaries to a corporation or other entity taxed as a corporation or any other change in the corporate form of the Company or any of its Subsidiaries or any recapitalization thereof that is, in each case, reasonably likely to adversely affect, in the aggregate and not individually, the shareholders of the Company and limited partners of the Partnership who are taxpayers in the U.S. or Canada, other than Polaris and Meteor and their respective affiliates and associates, with respect to U.S. or Canadian tax matters; or

(f)	any transaction (whether by way of reconstruction, reorganization, consolidation, amalgamation, arrangement, merger, transfer, sale, lease or otherwise) whereby (i) all or substantially all of the Company’s undertaking, property and assets would become the property of any other Person or, in the case of an amalgamation, arrangement or merger, of the continuing corporation or other legal entity resulting therefrom (the “Successor Entity”) and (ii) the holders of the Common Shares are entitled to receive shares or other ownership interests in the capital of the Successor Entity (“Successor Securities”); provided, that the approval that would otherwise be required by this Article 23.2(f) shall not be required if such Successor Securities are listed for trading on one or more Designated Security Exchanges.

Part 24
OTHER PROVISIONS

24.1	This PART 24 shall terminate and be of no further force or effect upon the consummation of an Unwind Transaction.

24.2	In connection with any vote of the holders of the Common Shares and Special Voting Shares, the Company shall first calculate the number of Golden Share Canadian Votes assuming there are no Golden Share Additional Votes. In the event a person who is not Canadian beneficially owns or controls, directly or indirectly, such number of shares of the Company or Exchangeable Units, of one or more classes of one or more types, which results in such person, directly or indirectly, having the ability to exercise control or direction over one-third or more of the sum of (i) the votes attached to the Common Shares and the Special Voting Shares then outstanding, and (ii) the Golden Share Canadian Votes applicable to such vote (such person being a “Non-Canadian Principal Shareholder”), then the number of votes cast and counted toward such vote by such Non-Canadian Principal Shareholder in respect of such shares shall be limited to one-third of the total of (i) and (ii) above, less one vote (the “Non-Canadian Voting Limitation”). The Non-Canadian Voting Limitation shall not apply to a vote on a Second Tabulation Resolution.

24.3	Any votes cast by a Non-Canadian Principal Shareholder but not counted towards a vote pursuant to the Non-Canadian Voting Limitation will be attached to the Golden Share (the “Golden Share Additional Votes”).

24.4	In the event that a resolution to be passed by the shareholders of the Company entitled to vote on such matter is with respect to any Second Tabulation Matter (a “Second Tabulation Resolution”), in order for such Second Tabulation Resolution to be duly passed, such Second Tabulation Resolution must:

(a)	be passed in accordance with the Business Corporations Act; and

(b)	be passed by a simple majority of the votes cast by the holders of Common Shares and Special Voting Shares present in person or represented by proxy at a meeting of the holders of Common Shares and Special Voting Shares, voting together as a single class.

24.5	For the purposes of this PART 24, a “Second Tabulation Matter” means a resolution to effect any of the following matters:

(a)	increase or decrease the maximum number of authorized shares of one or more classes or types of Common Shares, or increase any maximum number of authorized shares of a class or type having special rights and restrictions equal or superior to the shares of such classes or types;

(b)	effect an exchange, reclassification or cancellation of all or part of the Common Shares;

(c)	add, change or remove the special rights and restrictions attached to the Common Shares and, without limiting the generality of the foregoing;

(A)	remove or change prejudicially rights to accrued dividends or rights to cumulative dividends;

(B)	add, remove or change prejudicially redemption rights;

(C)	reduce or remove a dividend preference or a liquidation preference;

(D)	add, remove or change prejudicially conversion privileges, options, voting, transfer or pre-emptive rights, or rights to acquire securities of a corporation, or sinking fund provisions;

(d)	increase the rights or privileges of any class of shares having rights or privileges equal or superior to the Common Shares;

(e)	create a new class of shares equal or superior to the Common Shares;

(f)	make any class of shares having rights or privileges inferior to the Common Shares equal or superior to the shares of such class;

(g)	effect an exchange or create a right of exchange of all or part of the shares of another class into the Common Shares;

(h)	constrain the issue, transfer or ownership of the Common Shares or change or remove such constraint;

(i)	make any change in the Articles of the Company;

(j)	take any steps to wind up, dissolve, reorganize or terminate the Company;

(k)	sell, lease, exchange, encumber, transfer or otherwise dispose of all or substantially all of the assets of the Company;

(l)	remove a director of the Company from office; or

(m)	take action to effect an amalgamation, merger or other combination of the Company with another person or to consolidate, recapitalize or reorganize the Company or to continue the Company under the laws of another jurisdiction.

Part 25
SPECIAL RIGHTS AND RESTRICTIONS ATTACHED TO COMMON SHARES

25.1	The Common Shares have attached to them the special rights and restrictions set out in this PART 25. There shall be an unlimited number of Common Shares.

Voting Rights

25.2	The holders of the Class A Common Shares, the Class B Common Shares and the Class C Fully Voting Shares will be entitled to receive notice of and to attend all meetings of the shareholders of the Company and to one vote in respect of each such Common Share held at all such meetings, except meetings at which only holders of another class or of a particular series shall have the right to vote.

25.3	The holders of the Class C Limited Voting Shares will be entitled to receive notice of and to attend all meetings of the shareholders of the Company, except meetings at which only holders of another class or of a particular series shall have the right to vote, and to one vote in respect of each Class C Limited Voting Share held at all such meetings, except that the holders of the Class C Limited Voting Shares will not be entitled to vote on the election of directors of the Company.

25.4	Except as otherwise provided (i) in the Business Corporations Act or (ii) these Articles, the holders of the Common Shares, the Special Voting Shares, the Super Voting Shares and the Golden Share will vote together as a single class, and a simple majority of the votes cast by such holders voting together as a single class, shall be required to pass any matter (other than the election of directors which shall be decided by a plurality of votes cast).

25.5	Prior to the consummation of an Unwind Transaction, the Other Provisions set out in PART 24 shall apply.

Payment of Dividends

25.6	The holders of the Common Shares will be entitled to receive dividends if, as and when declared by the board out of the assets of the Company properly applicable to the payment of dividends in such amounts and payable in such manner as the board may from time to time determine. However, all dividends which the board may determine to declare and pay in any financial year of the Company must be declared and paid in equal amounts per share on each of the Common Shares. Subject to the rights of the holders of any other class of shares of the Company entitled to receive dividends in priority to or concurrently with the holders of the Common Shares, the board may in its sole discretion declare dividends on each class of the Common Shares to the exclusion of any other class of shares of the Company.

Participation upon Liquidation, Dissolution or Winding Up

25.7	In the event of the liquidation, dissolution or winding up of the Company or other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, no amount will be paid and no property or assets of the Company will be distributed to the holders of the Common Shares unless the holders of any other class of shares entitled to receive assets of the Company upon such a distribution in priority to the holders of the Common Shares have received from the property and assets of the Company the amount to which they are entitled pursuant to these Articles and thereafter the holders of the Common Shares will be entitled to all remaining property and assets of the Company on a share for share basis.

Conversion Rights in Respect of a Transaction

25.8	In the event that an offer is made to purchase Class A Common Shares and the offer is one which is required, pursuant to applicable securities legislation or the rules of a stock exchange on which the Class A Common Shares are then listed, to be made to all or substantially all the holders of Class A Common Shares, each Class B Common Share shall become convertible at the option of the holder into one (1) Class A Common Share at any time while the offer is in effect until one (1) day after the time prescribed by applicable securities legislation for the offeror to take up and pay for such shares as are to be acquired pursuant to the offer. The conversion right may only be exercised in respect of Class B Common Shares for the purpose of depositing the resulting Class A Common Shares in response to the offer and the Transfer Agent shall deposit the resulting Class A Common Shares on behalf of the holder.

To exercise such conversion right, the holder or his attorney duly authorized in writing shall: (1) give written notice to the Transfer Agent of the exercise of such right and of the number of Class B Common Shares in respect of which the right is being exercised; and (2) deliver to the Transfer Agent the share certificate or certificates representing the Class B Common Shares in respect of which the right is being exercised.

No share certificates representing the Class A Common Shares resulting from the conversion of the Class B Common Shares will be delivered to the holders on whose behalf such deposit is being made.

If (i) Class A Common Shares resulting from the conversion and deposited pursuant to the offer are withdrawn by the holder or are not taken up by the offeror; or (ii) the offer is abandoned or withdrawn by the offeror or the offer otherwise expires without such Class A Common Shares being taken up and paid for, the Class A Common Shares resulting from the conversion will be re-converted into Class B Common Shares and a share certificate representing the Class B Common Shares will be sent to the holder by the Transfer Agent. Class A Common Shares resulting from the conversion and taken up and paid for by the offeror shall be re-converted into Class B Common Shares at the time the offeror is required under the relevant securities legislation to take up and pay for such shares if the offeror does not comply with the requirements of Article 25.12.

In the event that the offeror takes up and pays for the Class A Common Shares resulting from conversion, the Transfer Agent shall deliver to the holders thereof the consideration paid for such shares by the offeror.

There will be no right to convert the Class B Common Shares into Class A Common Shares in the following cases: (i) the offer to purchase Class A Common Shares is not required under applicable securities legislation or the rules of a stock exchange on which the Class A Common Shares are then listed to be made to all or substantially all of the holders of Class A Common Shares, including an “exempt take-over bid” within the meaning of the foregoing securities legislation; or (ii) an offer to purchase Class B Common Shares is made concurrently with the offer to purchase Class A Common Shares and the two offers are identical in respect of price per share, percentage of outstanding shares for which the offer is made, including proration terms and in all other material respects, including in respect of the conditions attaching thereto. The offer to purchase the Class B Common Shares must be unconditional, subject to the exception that the offer for the Class B Common Shares may contain a condition to the effect that the offeror is not required to take up and pay for Class B Common Shares deposited to the offer if no shares are purchased pursuant to the contemporaneous offer for the Class A Common Shares.

25.9	In the event that an offer is made to purchase Class B Common Shares and the offer is one which is required, pursuant to applicable securities legislation or the rules of a stock exchange on which the Class B Common Shares are then listed, to be made to all or substantially all the holders of Class B Common Shares, each Class A Common Share shall become convertible at the option of the holder into one (1) Class B Common Share at any time while the offer is in effect until one (1) day after the time prescribed by applicable securities legislation for the offeror to take up and pay for such shares as are to be acquired pursuant to the offer.

To exercise such conversion right, the holder or his attorney duly authorized in writing shall: (1) give written notice to the Transfer Agent of the exercise of such right and of the number of Class A Common Shares in respect of which the right is being exercised; and (2) deliver to the Transfer Agent the share certificate or certificates representing the Class A Common Shares in respect of which the right is being exercised.

No share certificates representing the Class B Common Shares resulting from the conversion of the Class A Common Shares will be delivered to the holders on whose behalf such deposit is being made.

If (i) Class B Common Shares resulting from the conversion and deposited pursuant to the offer are withdrawn by the holder or are not taken up by the offeror; or (ii) the offer is abandoned or withdrawn by the offeror or the offer otherwise expires without such Class B Common Shares being taken up and paid for, the Class B Common Shares resulting from the conversion will be re-converted into Class A Common Shares and a share certificate representing the Class A Common Shares will be sent to the holder by the Transfer Agent. Class B Common Shares resulting from the conversion and taken up and paid for by the offeror shall be re-converted into Class A Common Shares at the time the offeror is required under the relevant securities legislation to take up and pay for such shares if the offeror complies with the requirements of Article 25.12.

In the event that the offeror takes up and pays for the Class B Common Shares resulting from conversion, the Transfer Agent shall deliver to the holders thereof the consideration paid for such shares by the offeror.

Conversion Rights Generally

25.10	Prior to the consummation of an Unwind Transaction, an issued and outstanding Class A Common Share shall immediately be converted into one Class B Common Share, automatically and without any further act of the Company or the holder thereof, if such Class A Common Share is or becomes beneficially owned or controlled, directly or indirectly, by a person who is not Canadian.

25.11	Upon the consummation of an Unwind Transaction, each issued and outstanding Class B Common Share shall immediately be converted into one Class A Common Share, automatically and without any further act of the Company or the holder thereof.

25.12	If, prior to the consummation of an Unwind Transaction, an issued and outstanding Class B Common Share is beneficially owned and controlled, directly or indirectly, by a person who is Canadian, then (i) such holder of Class B Common Shares may notify the Company of such status as Canadian, and (ii) upon the provision of evidence in form and substance satisfactory to the Company of such holder’s status as Canadian, the Class B Common Shares shall be converted into an equal number of Class A Common Shares.

25.13	An issued and outstanding Class C Common Share shall, subject to PART 30:

(a)	immediately be converted into (i) one Class A Common Share, if such Class C Common Share is or becomes beneficially owned or controlled, directly or indirectly, by a person who is not Polaris or Polaris Sub who is Canadian and complies with the requirements of Article 25.12, or (ii) one Class B Common Share, automatically and without any further act of the Company if such Class C Common Share is or becomes beneficially owned or controlled, directly or indirectly, by a person who does not comply with the requirements of Article 25.12.

(b)	at any time at the option of the holder thereof by notice in writing given to the Company, (i) be converted into one Class A Common Share or one Class B Common Share, (ii) in the case of a Class C Limited Voting Share be converted into a Class C Fully Voting Share, or (iii) in the case of a Class C Fully Voting Share be converted into a Class C Limited Voting Share.

Conversion Mechanics

25.14	Any notice required pursuant to Article 25.13(b) shall be delivered to the Company in writing signed by the holder of Common Shares converted or requested to be converted, and specifying the number and class of Common Shares converted or requested to be converted. If the Common Shares converted or requested to be converted are represented by a share certificate, such notice shall be accompanied by such share certificate.

25.15	The Company will pay any U.S. or Canadian governmental stamp tax imposed in respect of any conversion of shares contemplated by Articles 25.8 to 25.11 (excluding, for the avoidance of doubt, any income taxes imposed on the holder of such Common Shares).

25.16	Upon the conversion of Common Shares represented by certificates pursuant to this PART 25, the Company will issue new certificate(s) representing fully paid Common Shares of the applicable type and class, upon the basis above prescribed and in accordance with the provisions hereof to the holder of the Common Shares.

25.17	If less than all of the Common Shares represented by any certificate are to be converted, the holder will be entitled to receive a new certificate representing the Common Shares comprised in the original certificate which are not to be converted.

25.18	Upon conversion of a fully paid and non-assessable Common Share pursuant to Articles 25.8 to 25.11, the new Common Share issued upon such conversion shall be fully paid and non-assessable.

Exchangeable Units

25.19	Upon the exchange of any Exchangeable Units into Common Shares, the Company shall issue the applicable number of Common Shares to the holder of such Exchangeable Units in accordance with the applicable Exchangeable Unit Terms.

25.20	To the extent requested in writing, the Company shall issue certificates representing fully paid Common Shares of the applicable type and class, upon the basis received and in accordance with the applicable Exchangeable Unit Terms to the holder of such Exchangeable Units.

25.21	Upon exchange of an Exchangeable Unit for a Common Share pursuant to the Exchangeable Unit Terms, the new Common Share issued upon such exchange shall be fully paid and non-assessable.

25.22	The Company shall pay any U.S. or Canadian governmental stamp tax imposed in respect of any exchange of Exchangeable Units into Common Shares (excluding, for the avoidance of doubt, any income taxes imposed on the holder of such Exchangeable Units).

Subdivision or Consolidation

25.23	No subdivision or consolidation of the Class A Common Shares, Class B Common Shares or Class C Common Shares shall occur unless, simultaneously, the other classes of Common Shares are subdivided or consolidated in the same manner, so as to maintain and preserve the respective rights of the holders of the shares of each of the said classes.

Part 26
SPECIAL RIGHTS AND RESTRICTIONS ATTACHED TO SPECIAL VOTING SHARES

26.1	The Special Voting Shares have attached to them the special rights and restrictions set out in this PART 26.

Voting Rights

26.2	The holder of the Class A Special Voting Share will be entitled to receive notice of and to attend all meetings of the shareholders of the Company, except meetings at which only holders of another class or of a particular series shall have the right to vote. The Class A Special Voting Share entitles the holder thereof to cast and exercise that number of votes equal to the aggregate number of all Class A Holder Votes (as defined in the Partnership Agreement). Only one Class A Special Voting Share may be issued.

26.3	The holder of the Class B Special Voting Share will be entitled to receive notice of and to attend all meetings of the shareholders of the Company, except meetings at which only holders of another class or of a particular series shall have the right to vote. The Class B Special Voting Share entitles the holder thereof to cast and exercise that number of votes equal to the aggregate number of all Class B Holder Votes (as defined in the Partnership Agreement). Only one Class B Special Voting Share may be issued.

26.4	The holder of the Class C Special Voting Share will be entitled to receive notice of and to attend all meetings of the shareholders of the Company, except meetings at which only holders of another class or of a particular series shall have the right to vote. The Class C Special Voting Share entitles the holder thereof to cast and exercise that number of votes equal to the aggregate number of all votes described in Schedule A, Section 3.4(a)(iii) of the Partnership Agreement. Only one Class C Special Voting Share may be issued.

26.5	The determination of the number of votes attached to the Special Voting Shares calculated in accordance with Articles 26.2, 26.3 or 26.4 shall be made as of the record date established by the Company or by applicable law for the determination of shareholders entitled to vote on such matter or, if no record date is established, the date such vote is taken.

26.6	Fractional votes shall not be permitted and any fractional voting rights otherwise resulting from the calculations contemplated in Articles 26.2, 26.3 or 26.4 shall be rounded down to the nearest whole number.

26.7	The Special Voting Shares shall be subject to Article 25.4.

Payment of Dividends

26.8	The holders of the Special Voting Shares will not be entitled to receive any dividend payable by the Company.

Redemption at the Option of the Company

26.9	The Class A Special Voting Share shall not be subject to redemption, except that, at such time as no Class A Units (other than Class A Units beneficially owned or controlled, directly or indirectly, by the Company or its subsidiaries) remain outstanding, the Class A Special Voting Share shall automatically be, subject to the provisions of the Business Corporations Act, redeemed and cancelled, with an amount equal to the Special Voting Redemption Price due and payable to the holder of the Class A Special Voting Share upon such redemption.

26.10	The Class B Special Voting Share shall not be subject to redemption, except that, at such time as no Class B Units (other than Class B Units beneficially owned or controlled, directly or indirectly, by the Company or its subsidiaries) remain outstanding, the Class B Special Voting Share shall automatically be, subject to the provisions of the Business Corporations Act, redeemed and cancelled, with an amount equal to the Special Voting Redemption Price due and payable to the holder of the Class B Special Voting Share upon such redemption.

26.11	The Class C Special Voting Share shall not be subject to redemption, except that, at such time as no Class C Units (other than Class C Units beneficially owned or controlled, directly or indirectly, by the Company or its subsidiaries) remain outstanding, the Class C Special Voting Share shall automatically be, subject to the provisions of the Business Corporations Act, redeemed and cancelled, with an amount equal to the Special Voting Redemption Price due and payable to the holder of the Class C Special Voting Share upon such redemption.

Participation upon Liquidation, Dissolution or Winding Up

26.12	The holder of a Special Voting Share will not be entitled, in the event of the liquidation, dissolution or winding-up of the Company or other distribution of assets or property of the Company among its shareholders for the purpose of winding-up its affairs, to receive any payment or property in respect thereof other than the Special Voting Redemption Price for such Special Voting Share in priority to the holders of Common Shares.

Restrictions on Transfer

26.13	The holder of a Special Voting Share may not sell, assign or otherwise transfer a Special Voting Share to any other person without the consent of the Company.

Part 27
SPECIAL RIGHTS AND RESTRICTIONS ATTACHED TO SUPER VOTING SHARES

27.1	The Super Voting Shares have attached to them the special rights and restrictions set out in this PART 27. For the avoidance of doubt, once the Super Voting Shares are redeemed in accordance with Articles 27.7 to 27.9, they will be retired and will not be re-issued.

Voting Rights

27.2	At any time where there are only Super Voting Shares outstanding, the holders of the Super Voting Shares will be entitled to receive notice of and to attend all meetings of the shareholders of the Company and to one vote in respect of each Super Voting Share held at all such meetings.

27.3	At any time where Super Voting Shares and shares of another class are outstanding, the holders of the Super Voting Shares are entitled to receive notice of and to attend all meetings of the shareholders of the Company and, to a number of votes in respect of each Super Voting Share held at all such meetings such that the aggregate number of votes cast by holders of Super Voting Shares equals a simple majority of all votes cast at the meeting by holders of all classes of shares entitled to vote at the meeting (including the holders of Super Voting Shares), except meetings at which only holders of another class or of a particular series shall have the right to vote.

27.4	Except as otherwise provided in the Business Corporations Act or these Articles, the holders of the Common Shares, the Special Voting Shares, the Super Voting Shares and the Golden Share will vote together as a single class.

Payment of Dividends

27.5	At any time where there are only Super Voting Shares issued and outstanding, the holders of the Super Voting Shares will be entitled to receive dividends if, as and when declared by the board out of the assets of the Company properly applicable to the payment of dividends in such amounts and payable in such manner as the board may from time to time determine.

27.6	At any time where Super Voting Shares and shares of another class on which dividends may be paid are issued and outstanding, the holders of the Super Voting Shares will not be entitled to receive any dividend payable by the Company.

Redemption by the Company

27.7	The Company will be entitled at any time and from time to time to redeem the whole or any part of the Super Voting Shares from any one or more of the holders thereof as the board may in its sole discretion determine for the Super Voting Redemption Price, by delivering to the applicable holders of the Super Voting Shares at the particular holder’s address as it appears on the records of the Company or in the event of the address of any such holder not so appearing then to the last known address of such holder, a written notice (the “Super Voting Redemption Notice”) specifying:

(a)	that the Company desires to redeem the Super Voting Share(s) held by the holder; and

(b)	the certificate number, if any, representing the Super Voting Share(s) to be redeemed, and if only part of the Super Voting Share(s) held by the person to whom it is addressed is to be redeemed, the number thereof so to be redeemed.

27.8	On receipt of the Super Voting Redemption Notice by the holder, and subject to the provisions of the laws governing the Company, as now existing or hereafter amended, and to the provisions hereof, the Company will immediately redeem such Super Voting Share(s) by paying to the holder the Super Voting Redemption Price therefor.

27.9	The Super Voting Share(s) so redeemed will be, and will be deemed to be, immediately redeemed from and after the time of receipt of the Super Voting Redemption Notice, and the holder of the Super Voting Share(s) will not be entitled to exercise any of the rights of a shareholder in respect thereof, except to receive the Super Voting Redemption Price.

Participation upon Liquidation, Dissolution or Winding Up

27.10	At any time where there are only Super Voting Shares issued and outstanding, in the event of the liquidation, dissolution or winding-up of the Company or other distribution of assets or property of the Company among its shareholders for the purpose of winding-up its affairs, the holders of Super Voting Shares will be entitled to all remaining property and assets of the Company on a share for share basis.

27.11	At any time where Super Voting Shares and shares of another class are issued and outstanding, the holders of the Super Voting Shares will not be entitled, in the event of the liquidation, dissolution or winding-up of the Company or other distribution of assets or property of the Company among its shareholders for the purpose of winding-up its affairs, to receive any payment or property in respect thereof other than the Super Voting Redemption Price in priority to the holders of Common Shares.

Restrictions on Transfer

27.12	The holder of a Super Voting Share may not sell, assign or otherwise transfer a Super Voting Share to any other person without the consent of the Company.

Part 28
SPECIAL RIGHTS AND RESTRICTIONS ATTACHED TO GOLDEN SHARE

28.1	The Golden Share has attached to it the special rights and restrictions set out in this PART 28. Only one Golden Share may be issued.

Voting Rights

28.2	The holder of the Golden Share is entitled to receive notice of and to attend all meetings of the shareholders of the Company and to cast the number of votes set forth in Article 28.3, but only when, as of the record date for shareholders entitled to vote at the applicable meeting:

(a)	in the event of a vote with respect to the election of directors of the Company, the number of outstanding Class B Common Shares (after giving effect to the exchange of all of the outstanding Class B Units into Class B Common Shares, whether or not then exchangeable in accordance with the Exchangeable Unit Terms) exceeds the aggregate number of outstanding: (i) Class A Common Shares (after giving effect to the exchange of all of the outstanding Class A Units into Class A Common Shares, whether or not then exchangeable in accordance with the Exchangeable Unit Terms), and (ii) Class C Fully Voting Shares (after giving effect to the exchange of all of the outstanding Class C Units into Class C Fully Voting Shares, whether or not then exchangeable in accordance with the Exchangeable Unit Terms);

(b)	in the event of a vote on any matter other than with respect to the election of directors of the Company, the number of outstanding Class B Common Shares (after giving effect to the exchange of all of the outstanding Class B Units into Class B Common Shares, whether or not then exchangeable in accordance with the Exchangeable Unit Terms) exceeds the aggregate number of outstanding: (i) Class A Common Shares (after giving effect to the exchange of all of the outstanding Class A Units into Class A Common Shares, whether or not then exchangeable in accordance with the Exchangeable Unit Terms), and (ii) Class C Common Shares (after giving effect to the exchange of all of the outstanding Class C Units into Class C Common Shares, whether or not then exchangeable in accordance with the Exchangeable Unit Terms); or

(c)	a Non-Canadian Principal Shareholder exists.

28.3	The holder of the Golden Share will be entitled to a number of votes (the “Golden Share Voting Rights”) equal to:

(a)	the Golden Share Additional Votes, if applicable, plus

(b)	such number of votes (the “Golden Share Canadian Votes”) such that the aggregate number of votes cast by the holder of the Golden Share, together with the aggregate number of votes cast by the holders of Class A Common Shares, the Class A Special Voting Share, Class C Common Shares and the Class C Special Voting Share, equals a simple majority of all votes cast by holders of all classes of shares entitled to vote at such meeting.

28.4	The Golden Share shall be subject to Article 25.4.

Voting Mechanics

28.5	The Company shall direct the holder of the Golden Share to cast and exercise, in the manner instructed, the Golden Share Voting Rights as follows:

(a)	If either (x) no holder (other than Polaris or its controlled Affiliates) beneficially owns or controls, directly or indirectly (and no holder (other than Polaris or its controlled Affiliates) is a member of any group that beneficially owns or controls, directly or indirectly) an aggregate number of Class A Units and/or Class A Common Shares accounting for more than five percent of the aggregate number of outstanding Common Shares and Exchangeable Units taken as a whole as of the record date for shareholders entitled to vote at the applicable meeting (any such holder, a “5% Voter”), or (y) the 5% Voters in the aggregate do not account for more than 50% of the aggregate number of outstanding Class A Common Shares (excluding any Class A Common Shares held by or on behalf of Polaris or its controlled Affiliates (if any)) and Class A Units (excluding any Class A Units held by or on behalf of Polaris or its controlled Affiliates (if any)) taken as a whole as of the record date for shareholders entitled to vote at the applicable meeting, then the Golden Share Voting Rights shall be voted pro rata with the sum of the following votes:

(A)	the aggregate votes attached to Class A Special Voting Shares cast and exercised on the applicable matter by the holders thereof (other than Class A Holder Votes cast by or on behalf of Polaris and its controlled Affiliates (if any)); and

(B)	the aggregate votes attached to Class A Common Shares cast and exercised on the applicable matter by the holders thereof (other than Polaris and its controlled Affiliates (if any));

in each case giving effect to withholds.

(b)	If clause (a) is not applicable, then: (x) one-half of the Golden Share Voting Rights shall be voted pro rata with the aggregate votes cast and exercised on the applicable matter by the 5% Voters, and (y) one-half of the Golden Share Voting Rights shall be voted pro rata with the sum of the following votes:

(A)	the aggregate votes attached to Class A Special Voting Shares cast and exercised on the applicable matter by the holders thereof (other than Class A Holder Votes cast by or on behalf of 5% Voters or Polaris and their respective controlled Affiliates (if any)); and

(B)	the aggregate votes attached to Class A Common Shares cast and exercised on the applicable matter by the holders thereof (other than Class A Holder Votes cast by or on behalf of 5% Voters or Polaris and their respective controlled Affiliates (if any));

in each case giving effect to withholds.

Payment of Dividends

28.6	The holder of the Golden Share will not be entitled to receive any dividend payable by the Company.

Redemption by the Company

28.7	Upon the consummation of an Unwind Transaction, the Company shall immediately redeem the Golden Share for the Golden Share Redemption Price, by delivering to the holder of the Golden Share at the holder’s address as it appears on the records of the Company or in the event of the address of any such holder not so appearing then to the last known address of such holder, a written notice (the “Golden Share Redemption Notice”) specifying:

(a)	that the Company desires to redeem the Golden Share held by the holder; and

(b)	the certificate number, if any, representing the Golden Share to be redeemed.

28.8	On receipt of the Golden Share Redemption Notice by the holder, and subject to the provisions of the laws governing the Company, as now existing or hereafter amended, and to the provisions hereof, the Company will immediately redeem the Golden Share by paying to the holder the Golden Share Redemption Price therefor.

28.9	The Golden Share will be, and will be deemed to be, immediately redeemed from and after the time of receipt of the Golden Share Redemption Notice, and the holder of the Golden Share will not be entitled to exercise any of the rights of a shareholder in respect thereof, except to receive the Golden Share Redemption Price.

Participation upon Liquidation, Dissolution or Winding Up

28.10	The holder of the Golden Share will not be entitled, in the event of the liquidation, dissolution or winding-up of the Company or other distribution of assets or property of the Company among its shareholders for the purpose of winding-up its affairs, to receive any payment or property in respect thereof other than the Golden Share Redemption Price in priority to the holders of Common Shares.

Part 29
SPECIAL RIGHTS AND RESTRICTIONS ATTACHED TO CLASS A PREFERRED SHARES

29.1	The Class A Preferred Shares have attached to them the special rights and restrictions set out in this PART 29. An unlimited number of Class A Preferred Shares may be issued.

29.2	The Class A Preferred Shares may include one or more series of shares and subject to the provisions of the Business Corporations Act, the directors (subject to the approval of each Designator for so long as such person is a 5% Holder) may, by resolution, if none of the shares of any particular series are issued, alter the Articles of the Company and authorize the alteration to the Notice of Articles of the Company, as the case may be, to:

(a)	determine the maximum number of shares of that series that the Company is authorized to issue, determine that there is no such maximum number, or alter any such determination;

(b)	create an identifying name by which the share of that series may be identified, or alter any such identifying name; and

(c)	attach special rights and restrictions to the shares of that series, or alter any such special rights and restrictions so long as such special rights do not conflict with the rights expressly set forth herein or in any investor rights agreement between the Company and a Designator.

Part 30
DECLARATIONS

Holder

30.1	The Company may request, at any time, any beneficial owner, Participant or the Depository to provide any relevant information available to such beneficial owner, Participant or the Depository and required by the Company to apply the restrictions on the issue, transfer, ownership, control or voting of the Voting Shares set out in these Articles.

Transfer or issue of shares

30.2	The Company may request, prior to accepting any transfer of or subscription for Voting Shares, the prospective holder, the Agent of such holder, any Participant in respect of such Voting Shares or the Depository to provide any relevant information available to such prospective holder, Agent, Participant or the Depository and requested by the Company to apply the restrictions on the issue, transfer, ownership, control or voting of the Voting Shares set out in these Articles.

Declaration and other information

30.3	In order to apply the restrictions on the issue, transfer, ownership, control or voting of the Voting Shares set out in these Articles, the Company may, in its entire discretion:

(a)	request any beneficial owner, Participant or the Depository to provide a statutory declaration under the Canada Evidence Act or otherwise, in form and substance satisfactory to the Company, concerning whether the shareholder, or any beneficial owner of the shareholder, is Canadian (a “Declaration”);

(b)	request any person seeking to have a Voting Share registered in his, her or its name, or to have a Voting Share issued to him, her or it, to provide a Declaration similar to the Declaration a person may be requested to provide under Article 30.3; and

(c)	determine the circumstances in which any Declarations are required, their form and the times when they are to be provided.

Failure to provide a Declaration or any other information

30.4	Prior to the consummation of an Unwind Transaction, if any beneficial owner, Participant or the Depository is requested to provide a Declaration or other information pursuant to this PART 30 and fails to comply with such obligation, the Company may, until such beneficial owner, Participant or the Depository has provided such Declaration or other information, order the conversion into Class B Common Shares of any issued and outstanding Class A Common Shares held by or on behalf of such beneficial owner or Participant, without any further act of such beneficial owner or Participant.

30.5	The Company may, when it deems it appropriate, in order to apply the restrictions on or provisions applicable to the issue, transfer, ownership, control or voting of the Voting Shares set out in these Articles:

(a)	enter into any contract with third persons, and particularly with the Transfer Agent, Depository and Tabulation Agent; and

(b)	implement all control mechanisms and adopt all the procedures it may require from time to time, and particularly to implement and adopt forms of Declaration of the Canadian status of a holder of Voting Shares.

DATED: ●.

__________________________________________
Signature of Incorporator

Name of Incorporator: Henry Intven